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                                                                       EXHIBIT 2

                          AGREEMENT AND PLAN OF MERGER

                                   DATED AS OF

                                 AUGUST 29, 2005

                                      AMONG

                                   SMISC, LLC,

                          MOTORSPORTS AUTHENTICS, INC.,

                                       AND

                       ACTION PERFORMANCE COMPANIES, INC.

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                               TABLE OF CONTENTS

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ARTICLE 1 THE MERGER............................................................................................          1

         SECTION 1.01      The Merger...........................................................................          1

         SECTION 1.02      Closing..............................................................................          2

         SECTION 1.03      Effective Time.......................................................................          2

         SECTION 1.04      Effects of the Merger................................................................          2

         SECTION 1.05      Articles of Incorporation and Bylaws.................................................          2

         SECTION 1.06      Directors............................................................................          2

ARTICLE 2 EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES...          3

         SECTION 2.01      Effect on Capital Stock..............................................................          3

         SECTION 2.02      Exchange of Certificates.............................................................          3

ARTICLE 3 REPRESENTATIONS AND WARRANTIES........................................................................          6

         SECTION 3.01      Representations and Warranties of the Company........................................          6

         SECTION 3.02      Representations and Warranties of Parent Parties.....................................         25

ARTICLE 4 COVENANTS RELATING TO CONDUCT OF BUSINESS.............................................................         27

         SECTION 4.01      Conduct of Business..................................................................         27

         SECTION 4.02      No Solicitation......................................................................         32

ARTICLE 5 ADDITIONAL AGREEMENTS.................................................................................         34

         SECTION 5.01      Preparation of the Proxy Statement; Shareholders' Meeting............................         34

         SECTION 5.02      Access to Information; Confidentiality...............................................         35

         SECTION 5.03      Commercially Reasonable Efforts......................................................         35

         SECTION 5.04      Company Stock Options; Warrants......................................................         36

         SECTION 5.05      Indemnification, Exculpation and Insurance...........................................         37

         SECTION 5.06      Fees and Expenses....................................................................         38

         SECTION 5.07      Public Announcements.................................................................         40

         SECTION 5.08      Shareholder Litigation...............................................................         40

         SECTION 5.09      Shareholder Agreement Legend.........................................................         40

         SECTION 5.10      Benefit Plans........................................................................         40

         SECTION 5.11      Transfer Taxes.......................................................................         41

ARTICLE 6 CONDITIONS PRECEDENT..................................................................................         42
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                               TABLE OF CONTENTS
                                  (CONTINUED)

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         SECTION 6.01      Conditions to Each Party's Obligation to Effect the Merger...........................         42

         SECTION 6.02      Conditions to Obligations of Parent and Sub..........................................         42

         SECTION 6.03      Conditions to Obligation of the Company..............................................         44

         SECTION 6.04      Frustration of Closing Conditions....................................................         44

ARTICLE 7 TERMINATION, AMENDMENT AND WAIVER.....................................................................         44

         SECTION 7.01      Termination..........................................................................         44

         SECTION 7.02      Effect of Termination................................................................         46

         SECTION 7.03      Amendment............................................................................         46

         SECTION 7.04      Extension; Waiver....................................................................         46

         SECTION 7.05      Procedure for Termination or Amendment...............................................         46

ARTICLE 8 GENERAL PROVISIONS....................................................................................         47

         SECTION 8.01      Nonsurvival of Representations and Warranties........................................         47

         SECTION 8.02      Notices..............................................................................         47

         SECTION 8.03      Definitions..........................................................................         48

         SECTION 8.04      Interpretation.......................................................................         49

         SECTION 8.05      Consents and Approvals...............................................................         50

         SECTION 8.06      Counterparts.........................................................................         50

         SECTION 8.07      Entire Agreement; No Third-Party Beneficiaries.......................................         50

         SECTION 8.08      Governing Law........................................................................         50

         SECTION 8.09      Assignment...........................................................................         50

         SECTION 8.10      Specific Enforcement; Consent to Jurisdiction........................................         50

         SECTION 8.11      Severability.........................................................................         51

         SECTION 8.12      Guaranty.............................................................................         51
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                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of August 29, 2005, among SMISC, LLC, a Delaware limited liability company ("Parent"), Motorsports Authentics, Inc., an Arizona corporation ("Sub") and a wholly owned indirect Subsidiary of Parent, Action Performance Companies, Inc., an Arizona corporation (the "Company"), and, for purposes of Section 3.02 and Section 8.12 only, the members of Parent listed on the signature pages hereof (the "Guarantors").

     WHEREAS, the Board of Directors of each of the Company and Sub has adopted, and the Board of Managers of Parent has approved, this Agreement and the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $.01 per share, of the Company ("Company Common Stock"), other than shares of Company Common Stock directly owned by Parent, Sub or the Company, will be converted into the right to receive $13 in cash;

     WHEREAS, simultaneously with the execution and delivery of this Agreement and as a condition to Parent's willingness to enter into this Agreement, Parent and a certain shareholder of the Company (the "Principal Shareholder") have entered into an agreement (the "Shareholder Agreement") pursuant to which the Principal Shareholder has agreed to vote for, approve and adopt this Agreement and to take certain other actions in furtherance of the consummation of the Merger upon the terms and subject to the conditions set forth in the Shareholder Agreement; and

     WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and subject to the conditions set forth herein, the parties hereto agree as follows:

                                   ARTICLE 1

                                   THE MERGER

     SECTION 1.01 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Arizona Business Corporation Act, A.R.S. Sections 10-001 et seq. (the "Arizona Code"), Sub shall be merged with and into the Company at the Effective Time (as defined below). Following the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the Arizona Code. The parties agree and acknowledge that Parent may determine prior to the Closing Date to revise the structure or the mechanics of the form of the merger of the Company with Sub in a manner to be mutually agreed upon between the Company and Parent; provided, however, such revised structure shall not reduce the Merger Consideration or the Option and Warrant Consideration in any way or change or revise any of the other covenants or conditions of this Agreement in any meaningful way, except to the

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extent that Parent agrees to make the Company and its stockholders whole for any such change. Each of the parties agree to use commercially reasonable efforts to take such actions as may be reasonably requested of each such party to effect any such revisions to the structure, including executing any amendments to this Agreement in a form agreed upon among the parties.

     SECTION 1.02 CLOSING. The closing of the Merger (the "Closing") will take place at 10:00 a.m. Eastern time on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or (to the extent permitted by law) waiver of the conditions set forth in Article 6 (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by law) waiver of those conditions), at the offices of Baker Botts L.L.P., 1299 Pennsylvania Avenue, N.W., Washington, D.C. 20004, unless another time, date or place is agreed to in writing by Parent and the Company; provided, however, that if all the conditions set forth in Article 6 shall not have been satisfied or (to the extent permitted by law) waived on such second business day, then the Closing shall take place on the first business day following the day on which all such conditions shall have been satisfied or (to the extent permitted by law) waived. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date".

     SECTION 1.03 EFFECTIVE TIME. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall file with the Corporation Commission of the State of Arizona articles of merger (the "Articles of Merger") executed and acknowledged by the parties in accordance with the relevant provisions of the Arizona Code and, as soon as practicable on or after the Closing Date, the Surviving Corporation shall make all other filings or recordings required under the Arizona Code. The Merger shall become effective upon the filing of the Articles of Merger with the Corporation Commission of the State of Arizona, or at such other time as Parent and the Company shall agree and shall specify in the Articles of Merger (the time the Merger becomes effective being referred to in this Agreement as the "Effective Time").

     SECTION 1.04 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Article 10-1106(A) of the Arizona Code.

     SECTION 1.05 ARTICLES OF INCORPORATION AND BYLAWS.

          (a) The First Amended and Restated Articles of Incorporation of the Company (the "Company Charter"), as in effect immediately prior to the Effective Time, shall be amended at the Effective Time to be in the form of Exhibit A and, as so amended, such Company Charter shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          (b) The Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     SECTION 1.06 DIRECTORS. Set forth on Schedule 1.06 of the Company Disclosure Schedule is a list of persons who shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                       2
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                                   ARTICLE 2

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

     SECTION 2.01 EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any member interests of Parent or shares of capital stock of Sub:

          (a) CAPITAL STOCK OF SUB. Each issued and outstanding share of capital stock of Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

          (b) CANCELLATION OF TREASURY STOCK AND PARENT-OWNED STOCK. Each share of Company Common Stock that is directly owned by the Company, Parent or Sub immediately prior to the Effective Time shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

          (c) CONVERSION OF COMPANY COMMON STOCK. Subject to Section 2.02(e), each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 2.01(b)) shall be converted into the right to receive $13.00 in cash, without interest (the "Merger Consideration"). At the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Company Common Stock (each, a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration. The right of any holder of a Certificate to receive the Merger Consideration shall be subject to and reduced by the amount of any withholding that is required under applicable tax law.

          (d) OPTIONS AND WARRANTS. In accordance with and as provided in
Section 5.04, each holder of Company Stock Options or Warrants shall be entitled to receive the amounts specified in Section 5.04(a) and Section 5.04(b), respectively (the "Option and Warrant Consideration").

     SECTION 2.02 EXCHANGE OF CERTIFICATES.

          (a) PAYING AGENT. Prior to the Effective Time, Parent shall appoint a bank or trust company reasonably acceptable to the Company to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration and the Option and Warrant Consideration. At the Effective Time, Parent shall deposit, or cause the Surviving Corporation to deposit, with the Paying Agent, for the benefit of the holders of Certificates, Company Stock Options and Warrants cash in an amount sufficient to pay the aggregate Merger Consideration and Option and Warrant Consideration required to be paid pursuant to Section 2.01(c) and
Section 2.01(d), respectively (such cash being hereinafter referred to as the "Exchange Fund").

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          (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the
Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of shares of Company Common Stock entitled to receive the Merger Consideration (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and which shall contain other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Each holder of record of one or more Certificates shall, upon surrender to the Paying Agent of such Certificate or Certificates, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, be entitled to receive in exchange therefor the amount of cash which the number of shares of Company Common Stock previously represented by such Certificate shall have been converted into the right to receive pursuant to Section 2.01(c), and the Certificates so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, payment of the Merger Consideration in accordance with this Section 2.02(b) may be made to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of such Certificate, or establish to the reasonable satisfaction of Parent that such taxes have been paid or are not applicable. Until surrendered as contemplated by this Section 2.02(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration pursuant to the provisions of this Article 2. No interest shall be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this
Article 2. As soon as reasonably practicable after the Effective Time, Parent shall cause the Paying Agent to make any payments required pursuant to Section 2.01(d).

          (c) NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All cash paid upon the surrender of Certificates in accordance with the terms of this Article 2 shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificates. At the close of business on the day on which the Effective Time occurs, the share transfer books of the Company shall be closed, and there shall be no further registration of transfers on the share transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate is presented to the Surviving Corporation for transfer, it shall be cancelled against delivery of the Merger Consideration to the holder thereof as provided in this Article 2.

          (d) TERMINATION OF THE EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of the Certificates who have not theretofore complied with this Article 2 shall thereafter look only to Parent for, and Parent shall remain liable for, payment of their claim for the Merger Consideration.

          (e) NO LIABILITY. None of Parent, Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any cash from the

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Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to two years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration would otherwise escheat to or become the property of any Governmental Entity (as defined below)), any such Merger Consideration shall, to the extent permitted by applicable law, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.

          (f) INVESTMENT OF EXCHANGE FUND. The Paying Agent shall invest the cash included in the Exchange Fund as directed by Parent, in (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (ii) U.S. dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposit, Eurodollar time deposits and Eurodollar certificates of deposit of (y) any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 or (z) any bank whose short-term commercial paper rating from Standard & Poor's ("S&P") is at least A-1 or the equivalent thereof or from Moody's Investor Services, Inc. ("Moody's") is at least P-1 or the equivalent thereof, (iii) U.S. dollar denominated deposits in and cash management functions with banks domiciled in the United States of America, (iv) commercial paper and variable or fixed rate notes issued by or guaranteed by any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's, (v) repurchase agreements with a bank or trust company or a recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America and
(vi) U.S. Security Exchange Corporation registered or unregistered money market funds with a rating from S&P that is at least A-1 or the equivalent thereof or from Moody's that is at least P-1 or the equivalent thereof.

          (g) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration in respect thereof pursuant to the provisions of this Article 2.

          (h) WITHHOLDING RIGHTS. Parent, the Surviving Corporation or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Certificates such amounts as Parent, the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Certificates in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Paying Agent.

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                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.01 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as set forth in the disclosure schedule (with specific reference to the particular Section or subsection of this Agreement to which the information set forth in such disclosure schedule relates) delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Sub as follows:

          (a) ORGANIZATION, STANDING AND CORPORATE POWER. Each of the Company and its Subsidiaries has been duly organized, and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be. Each of the Company and its Subsidiaries have all requisite power and authority and possesses all governmental licenses, permits, authorizations and approvals necessary to enable it to use its corporate or other name and to own, lease or otherwise hold and operate its properties and other assets and to carry on its business as presently conducted other than such corporate power and authority, franchises, licenses, permits, authorizations and approvals the lack of which, individually and in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, such jurisdictions being set forth on Section 3.01(a) of the Company Disclosure Schedule, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. The Company has made available to Parent prior to the execution of this Agreement complete and accurate copies of the Company Charter and its Bylaws (the "Company Bylaws"), and the comparable organizational documents of each of its Subsidiaries, in each case as amended to the date hereof. The Company has made available to Parent complete and accurate copies of the minutes (or, in the case of minutes that have not yet been finalized, drafts thereof) of all meetings of the shareholders of the Company and each of its Subsidiaries, the Board of Directors of the Company and each of its Subsidiaries and the committees of each such Board of Directors, in each case held since October 1, 1999 and prior to the date hereof.

          (b) SUBSIDIARIES. Section 3.01(b) of the Company Disclosure Schedule lists each of the Subsidiaries of the Company and, for each such Subsidiary, the state of incorporation or formation and, as of the date hereof, each jurisdiction in which such Subsidiary is qualified or licensed to do business. Except as set forth in Section 3.01(b) of the Company Disclosure Schedule, all the issued and outstanding shares of capital stock of, or other equity interests in, each such Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by the Company free and clear of all pledges, claims, liens, charges, encumbrances or security interests of any kind or nature whatsoever (collectively, "Liens"), and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity interests. Except for the capital stock of, or voting securities or equity interests in, its Subsidiaries, the Company does not own, directly or indirectly, any capital stock of, or other voting securities or equity interests in, any corporation, partnership, joint venture, association or other entity.

          (c) CAPITAL STRUCTURE.

               (i) The authorized capital stock of the Company consists of 62,500,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $.01 per share ("Company Preferred Stock"). At the close of business on August 29, 2005, (i) 18,858,711 shares of Company Common Stock were issued and outstanding, (ii) 190,000 shares of Company Common Stock were held by the Company in its treasury, (iii) 2,144,606 shares of Company Common Stock were subject to outstanding Company Stock Options under the Company's 1993 Stock Option Plan, 1998 Non-Qualified Stock Option Plan, 1999 Employee Stock Purchase Plan, and 2000 Stock Option Plan, each as amended to the date hereof (such plans, collectively, the "Company Stock Plans") , (iv) no shares of Company Preferred Stock were issued or outstanding or were held by the Company as treasury shares, and (v) warrants to acquire 565,000 shares of Company Common Stock from the Company pursuant to the warrant agreements set forth on Section 3.01(c) of the Company Disclosure Schedule and previously delivered in complete and correct form to Parent (the "Warrants") were issued and outstanding.

               (ii) Except as set forth above in this Section 3.01(c), at the close of business on August 29, 2005, no shares of capital stock or other voting securities or equity interests of the Company were issued, reserved for issuance or outstanding. There are no outstanding stock appreciation rights, "phantom" stock rights, performance units, rights to receive shares of Company Common Stock on a deferred basis or other rights (other than Company Stock Options and the Warrants) that are linked to the value of Company Common Stock (collectively, "Company Stock-Based Awards"). Section 3.01(c) of the Company Disclosure Schedule sets forth a complete and accurate list, as of August 29, 2005, of all outstanding options to purchase shares of Company Common Stock (collectively, "Company Stock Options") under the Company Stock Plans (including, but not limited to, the Company's 1999 Employee Stock Purchase
Plan), and all outstanding Warrants, the number of shares of Company Common Stock (or other stock) subject thereto, the grant dates, expiration dates, exercise or base prices (if applicable) and vesting schedules thereof and the names of the holders thereof.

               (iii) There are no outstanding shares of Company Common Stock in respect of which the Company has a right under specified circumstances to repurchase such shares at a fixed purchase price.

               (iv) All outstanding Company Stock Options are evidenced by stock option agreements, restricted stock purchase agreements or other award agreements, in each case in the forms previously delivered or made available to Parent, and no stock option agreement, restricted stock purchase agreement or other award agreement contains terms that are materially inconsistent with such forms.

               (v) Each Company Stock Option may, by its terms, be cancelled in connection with the transactions contemplated hereby for a lump sum payment in accordance with and to the extent required by Section 5.04(a). All Warrants may, by their terms, be cancelled in exchange for a lump sum cash payment in accordance with and to the extent required by Section 5.04(b).

               (vi) All outstanding shares of capital stock of the Company are, and all shares which may be issued prior to the Effective Time pursuant to the Company Stock Options or the Warrants will be when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

               (vii) There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote.

               (viii) Except as set forth above in this Section 3.01(c) or in
Section 3.01(c) of the Company Disclosure Schedule, (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities or equity interests of the Company, (B) any securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or equity interests of the Company, or (C) any warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, and no obligation of the Company or any of its Subsidiaries to issue, any capital stock, voting securities, equity interests or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company and (y) there are not any outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Neither the Company nor any of its Subsidiaries is a party to any voting agreement with respect to the voting of any such securities.

               (ix) Except as set forth above in this Section 3.01(c) or Section 3.01(c) of the Company Disclosure Schedule, there are no outstanding (1) securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or voting securities or equity interests of any Subsidiary of the Company, (2) warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, and no obligation of the Company or any of its Subsidiaries to issue, any capital stock, voting securities, equity interests or securities convertible into or exchangeable or exercisable for capital stock or voting securities of any Subsidiary of the Company or (3) obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such outstanding securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.

          (d) AUTHORITY. The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject to receipt of the Shareholder Approval, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, subject, in the case of the consummation of the Merger, to the obtaining of the Shareholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting

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creditors' rights, and to general equity principles. The Board of Directors of the Company, at a meeting duly called and held at which all directors of the Company were present, duly and unanimously adopted resolutions (i) adopting this Agreement and approving the Merger and the other transactions contemplated by this Agreement, (ii) determining that it is in the best interests of the shareholders of the Company that the Company enter into this Agreement and consummate the Merger and the other transactions contemplated by this Agreement on the terms and subject to the conditions set forth in this Agreement, (iii) directing that the adoption of this Agreement be submitted as promptly as practicable to a vote at a meeting of the shareholders of the Company and (iv) recommending that the shareholders of the Company approve this Agreement, which resolutions have not been subsequently rescinded, modified or withdrawn in any way.

          (e) NONCONTRAVENTION. Except as set forth in Section 3.01(e) of the Company Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the Merger and the other transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or other assets of the Company or any of its Subsidiaries under:

               (i) the Company Charter or the Company Bylaws or the comparable organizational documents of any of the Company's Subsidiaries;

               (ii) any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit, franchise or license, whether oral or written (each, including all amendments thereto, a "Contract"), to which the Company or any of its Subsidiaries is a party or any of their respective properties or other assets is subject; or

               (iii) subject to the governmental filings, the obtaining of the Shareholder Approval and the other matters referred to in the following sentence and in Section 3.01(f) below, any (A) statute, law, ordinance, rule or regulation or (B) order, writ, injunction, decree, judgment or stipulation, in each case applicable to the Company or any of its Subsidiaries or their respective properties or other assets;

other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights, losses or Liens that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

          (f) CONSENTS. Except as set forth in Section 3.01(f) of the Company Disclosure Schedule, no consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority (each, a "Governmental Entity") is required to be obtained or made by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation of the Merger or the other transactions contemplated by this Agreement, except for:

               (i) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), and the receipt, termination or expiration, as applicable, of approvals or waiting periods required under the HSR Act or any other applicable competition, merger control, antitrust or similar law or regulation;

               (ii) the filing with the United States Securities and Exchange Commission (the "SEC") of (A) a proxy statement relating to the approval by the shareholders of the Company of this Agreement (as amended or supplemented from time to time, the "Proxy Statement") and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement;

               (iii) the filing of the Articles of Merger with the Corporation Commission of the State of Arizona and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business;

               (iv) any filings required under the rules and regulations of the New York Stock Exchange; and

               (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

         (g) COMPANY SEC DOCUMENTS. Except as set forth in Section 3.01(g) of the Company Disclosure Schedule, the Company has filed all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) with the SEC required to be filed by the Company since October 1, 2002 (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company SEC Documents identify all transactions required to bedisclosed pursuant to Item 404 of Regulation S-K ("Related Party Transactions"and any person described in Item 404 of Regulation S-K, a "Related Party"). As of the date hereof, management has not determined that it will have, as of September 30, 2005, a material weakness in its internal controls. Except to the extent that information contained in any Company SEC Document has been revised or superseded by a later-filed Company SEC Document, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including the related notes) of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles in the United States ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). None of the Subsidiaries of the Company are, or have at any time been, subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

          (h) NO ADDITIONAL LIABILITIES. Except (i) as set forth in the most recent financial statements included in the Company SEC Documents filed or furnished by the Company during the past 12 months and publicly available prior to the date of this Agreement (the "Filed Company SEC Documents"), (ii) incurred since June 30, 2005 in the ordinary course of business, or (iii) set forth in
Section 3.01(h) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

          (i) INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the shareholders of the Company and at the time of the Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub in writing specifically for inclusion or incorporation by reference in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

          (j) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except for liabilities incurred in connection with this Agreement or as set forth in Section 3.01(j) of the Company Disclosure Schedule or included in Filed Company SEC Documents, since June 30, 2005, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice, and from such date until the date hereof there has not been:

               (i) any event, change, effect, development, condition or occurrence that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, including but not limited to, other than as referenced in any Filed Company SEC Document, any failure by the Company to preserve intact its current business organizations, keep available the services of its officers, employees and consultants and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it;

               (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any capital stock of the Company or any of its Subsidiaries, other than dividends or distributions by a direct or indirect wholly owned Subsidiary of the Company to its shareholders;

               (iii) any purchase, redemption or other acquisition by the Company or any of its Subsidiaries of any shares of capital stock or any other securities of the Company or any of its Subsidiaries or of any options, warrants, calls or rights to acquire such shares or other securities;

               (iv) any split, combination or reclassification of any capital stock of the Company or any of its Subsidiaries or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of their respective capital stock;

               (v) (A) any granting by the Company or any of its Subsidiaries to any current or former director, officer, employee or consultant of the Company or its Subsidiaries of any increase in compensation, bonus or fringe or other benefits or any granting of any type of compensation or benefits to any current or former director, officer, employee or consultant not previously receiving or entitled to receive such type of compensation or benefit, except for normal increases in cash compensation to non-executive employees (including, with respect to new hires, cash bonus opportunities and compensation) in the ordinary course of business consistent with past practice or as was required under any Company Benefit Agreement or Company Benefit Plan in effect as of the date of the most recent financial statements included in the Filed Company SEC Documents, (B) any granting by the Company or any of its Subsidiaries to any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries of any right to receive any increase in severance or termination pay, except (x) in the ordinary course of business consistent with past practice in connection with new hires to replace departed employees and (y) in the ordinary course of business consistent with past practice in connection with promotions made in the ordinary course of business consistent with past practice for non-executive employees, (C) any entry into, adoption by, amendment by or termination by, the Company or any of its Subsidiaries of (1) any employment, deferred compensation, severance, change of control, termination or indemnification agreement or any other agreement, plan or policy (including the Company Benefit Plans), or any consulting agreement with aggregate amounts paid or payable in excess of $50,000, with or involving any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries other than any of the foregoing entered into, adopted, amended or terminated in the ordinary course of business consistent with past practice with respect to non-executive employees, or (2) any agreement with any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of a nature contemplated by this Agreement (all such agreements under this clause (C), collectively, "Company Benefit Agreements"), or (D) any payment of any benefit under, or the grant of any award under, or any material amendment to, or termination of, any bonus, incentive, performance or other compensation plan or arrangement, Company Benefit Agreement or Company Benefit Plan (including in respect of stock options, "phantom" stock, stock appreciation rights, restricted stock, "phantom" stock rights, restricted stock units, deferred stock units, performance stock units or other stock-based or stock-related awards or the removal or modification of any restrictions in any Company Benefit Agreement or Company Benefit Plan or awards made thereunder) except as required to comply with applicable law or any Company Benefit Agreement or Company Benefit Plan in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents;

               (vi) any sale, lease, transfer, assignment or other disposition of any assets material to the business and operations of the Company and its Subsidiaries as presently conducted;

               (vii) any incurrence of indebtedness for borrowed money or guarantee of any such indebtedness of another person, other than the incurrence of indebtedness under the Amended and Restated Credit Agreement dated as of June 30, 2004 by and among the Company and certain subsidiaries and affiliates, as guarantors, and Bank One, N.A., as amended as of the date hereof;

               (viii) any transfer, assignment, disposition, material amendment, termination or other material change to any Contract between the Company or a Subsidiary of the Company and any driver, team owner, sanctioning body, automobile manufacturer or other material licensor;

               (ix) any damage, destruction or loss, whether or not covered by insurance, that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect;

               (x) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or businesses; or

               (xi) any material tax election by the Company or any settlement or compromise of any material income tax liability by the Company.

          (k) LITIGATION. Except as set forth in Section 3.01(k) of the Company Disclosure Schedule, there is no suit, action or proceeding pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective assets that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against, or, to the Knowledge of the Company, investigation by any Governmental Entity involving, the Company or any of its Subsidiaries or, to the Company's Knowledge, any of their respective assets that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

          (l) CONTRACTS. Except as disclosed in the Filed Company SEC Documents, neither the Company nor any of its Subsidiaries is a party to, and none of their respective properties or other assets is subject to, any contract or agreement that is of a nature required to be filed as an exhibit to a report or filing under the Securities Act or the Exchange Act and the rules and regulations promulgated thereunder. None of the Company, any of its Subsidiaries or, to the Knowledge of the Company, any party thereto is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both could cause such a violation of or default under) any Contract to which it is a party or by, to the Knowledge of the Company, which it or any of its properties or other assets is bound, except for violations or defaults that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. Except as set forth in Section 3.01(l) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has entered into any Contract with any Affiliate of the Company that is currently in effect other than agreements that are disclosed in the Filed Company SEC Documents. Except as set forth in Section 3.01(l) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any agreement or covenant restricting the Company's or any of its Subsidiaries' ability to compete or by any agreement or covenant restricting in any respect the license, marketing, co-promotion, manufacturing, research, development, distribution, training, sale or supply of products or services of the Company or any of its Subsidiaries.

          (m) COMPLIANCE WITH LAWS. Except with respect to Environmental Laws, the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and taxes, which are the subjects of Sections 3.01(n), 3.01(p) and 3.01(r), respectively, each of the Company and its Subsidiaries is in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders and decrees of any Governmental Entity applicable to it, its properties or other assets or its business or operations (collectively, "Legal Provisions"), except for instances of noncompliance or possible noncompliance that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. Each of the Company and its Subsidiaries has in effect all approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights of or with all Governmental Entities (collectively, "Permits") necessary for it to own, lease or operate its properties and other assets and to carry on its business and operations as presently conducted, except for such Permits the absence of which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. No default has occurred under, and there has been no violation of, any such Permit, except for any such default or violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The consummation of the Merger would not cause the revocation or cancellation of any such Permit, other than where such revocation or cancellation would not reasonably be expected to have a Material Adverse Effect. To the Company's Knowledge, except as set forth in
Section 3.01(m) of the Company Disclosure Schedule, during the five years immediately preceding the date hereof, neither the Company nor any of its Subsidiaries, nor any employee of the Company or any Subsidiary of the Company, nor any other person acting on behalf of the Company, any such Subsidiary or any such employee, has given or agreed to give, directly or indirectly, any gift or similar benefit to any dealer, supplier, customer, governmental employee or other person who is or may be in a position to help or hinder the Company or any of its Subsidiaries (or assist the Company or any of its Subsidiaries in connection with any actual or proposed transaction), which might subject the Company or any of its Subsidiaries to any damage or penalty in any civil, criminal or governmental litigation or proceeding and which, if not continued in the future, would be reasonably likely to have a Material Adverse Effect. Except as set forth in Section 3.01(m) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any director, officer, agent or employee of the Company or any of its Subsidiaries, has taken any action which would cause the Company or any of its Subsidiaries to be in violation of the Foreign Corrupt Practices Act of 1977 or any applicable law of similar effect, except for such violations that, individually or in the aggregate, would not reasonably be expected to result in a criminal proceeding against the Company.

          (n) ENVIRONMENTAL MATTERS.

               (i) Except for those matters that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect:
(A) each of the Company and its Subsidiaries is, and has been, in compliance with all applicable Environmental Laws and has obtained and complied with all material Permits required under any Environmental Laws to own, lease or operate its properties or other assets and to carry on its business and operations as presently conducted; (B) there have been no Releases or threatened Releases of Hazardous Materials in, on, from, under or affecting any properties currently or formerly owned, leased or operated by the Company or any of its Subsidiaries that reasonably would be expected to form the basis of any claim against, or liability or other loss incurred by, the Company or any of its Subsidiaries or against or by any person whose liabilities for such claims the Company or any Subsidiary has, or may have, retained or assumed, either contractually or by operation of law; (C) no investigation, suit, claim, action, allegation or proceeding is pending, or to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries relating to or arising under Environmental Laws, and neither the Company nor any of its Subsidiaries has received any written notice of any such investigation, suit, claim, action, allegation or proceeding; and (D) neither the Company nor any of its Subsidiaries has retained or assumed by Contract or operation of law or otherwise, any obligation or liability that would reasonably be expected to form the basis of any claim, liability or other loss arising under Environmental Laws.

               (ii) The term "Environmental Laws" means all Federal, state, local and foreign laws (including the common law), statutes, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices, Permits, treaties or binding agreements issued, promulgated or entered into by any Governmental Entity, relating in any way to the environment, preservation or reclamation of natural resources or threatened, endangered or other special status species, the presence, management, Release or threat of Release of, or exposure to, Hazardous Materials, or to human health and safety. The term "Hazardous Materials" means (1) petroleum products and by-products, asbestos and asbestos-containing materials, urea formaldehyde foam insulation, medical or infectious wastes, polychlorinated biphenyls, radon gas, chlorofluorocarbons and all other ozone-depleting substances or (2) any chemical, material, substance, waste, pollutant or contaminant for which the use, treatment, storage, management, release or disposal is prohibited, limited or regulated by or pursuant to any Environmental Law. The term "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migrating into or through the environment or any natural or man-made structure.

          (o) ABSENCE OF CHANGES IN COMPANY BENEFIT PLANS; LABOR RELATIONS. Since the date of the most recent audited financial statements included in the Filed Company SEC Documents to the date of this Agreement, there has not been any adoption or amendment, in any material respect, by the Company or any of its Subsidiaries of any collective bargaining agreement or material employment, bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock appreciation, restricted stock, stock option, "phantom" stock, performance, retirement, thrift, savings, stock bonus, paid time off, perquisite, fringe benefit, vacation, severance, disability, death benefit, hospitalization, medical, welfare benefit or other plan, program, policy, arrangement or understanding (whether or not legally binding) maintained, contributed to or required to be maintained or contributed to by the Company or any of its Subsidiaries or any other person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each, a "Commonly Controlled Entity"), in each case providing benefits to any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries (collectively, the "Company Benefit Plans"), or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Company Pension Plans, or any material change in the manner in which contributions to any Company Pension Plans are made or the basis on which such contributions are determined. Except as disclosed in the Filed Company SEC Documents or in Section 3.01(o) of the Company Disclosure Schedule, there exist no currently binding Company Benefit Agreements. There are no collective bargaining or other labor union agreements to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound. None of the employees of the Company or any of its Subsidiaries are represented by any union with respect to their employment by the Company or such Subsidiary. Since October 1, 2004, neither the Company nor any of its Subsidiaries has experienced any material labor disputes, union organization attempts or work stoppages, slowdowns or lockouts due to labor disagreements.

          (p) ERISA COMPLIANCE.

               (i) Section 3.01(p)(i) of the Company Disclosure Schedule contains a complete and accurate list of each Company Benefit Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (sometimes referred to herein as a "Company Pension Plan"), each Company Benefit Plan that is an "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) and all other material Company Benefit Plans. The Company has provided or made available to Parent complete and accurate copies of (A) each Company Benefit Plan (or, in the case of any unwritten Company Benefit Plans, descriptions thereof), (B) the two most recent annual reports on Form 5500 required to be filed with the Internal Revenue Service (the "IRS") with respect to each Company Benefit Plan (if any such report was required), (C) the most recent summary plan description for each Company Benefit Plan for which such a summary plan description is required and (D) each trust agreement and insurance or group annuity contract relating to any Company Benefit Plan. Each Company Benefit Plan has been administered in all material respects in accordance with its terms. The Company, its Subsidiaries and all the Company Benefit Plans are all in compliance with the applicable provisions of ERISA, the Code and all other applicable laws, including laws of foreign jurisdictions, and the terms of all collective bargaining agreements, except for any instances of noncompliance that, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

               (ii) All Company Pension Plans intended to be tax-qualified have received favorable determination letters from the IRS with respect to "TRA" (as defined in Section 1 of Rev. Proc. 93-39), and have timely filed with the IRS determination letter applications with respect to "GUST" (as defined in Section 1 of Notice 2001-42), to the effect that such Company Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked (nor, to the Knowledge of the Company, has revocation been threatened) and no event has occurred since the date of the most recent determination letter or application therefor relating to any such Company Pension Plan that would reasonably be expected to adversely affect the qualification of such Company Pension Plan or materially increase the costs (individually or in the aggregate) relating thereto or require security under Section 307 of ERISA. All Company Pension Plans required to have been approved by any foreign Governmental Entity have been so approved, no such approval has been revoked (nor, to the Knowledge of the Company, has revocation been threatened) and no event has occurred since the date of the most recent approval or application therefor relating to any such Company Pension Plan that would reasonably be expected to materially affect any such approval relating thereto or materially increase the costs (individually or in the aggregate) relating thereto. The Company has delivered to Parent a complete and accurate copy of the most recent determination letter received with respect to each Company Pension Plan, as well as a complete and accurate copy of each pending application for a determination letter, if any. The Company has also provided to Parent a complete and accurate list of all amendments to any Company Pension Plan as to which a favorable determination letter has not yet been received.

               (iii) Neither the Company nor any Commonly Controlled Entity has
(A) maintained, contributed to or been required to contribute to any Company Benefit Plan that is subject to Title IV of ERISA or (B) has any unsatisfied liability under Title IV of ERISA.

               (iv) All reports, returns and similar documents with respect to all Company Benefit Plans required to be filed with any Governmental Entity or distributed to any Company Benefit Plan participant have been duly and timely filed or distributed. None of the Company or any of its Subsidiaries has received written notice of, and to the Knowledge of the Company, there are no investigations by any Governmental Entity pending with respect to, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Company Benefit Plans), suits or proceedings against or involving any Company Benefit Plan or asserting any rights or claims to benefits under any Company Benefit Plan that would give rise to any material liability (individually or in the aggregate).

               (v) All contributions, premiums and benefit payments under or in connection with the Company Benefit Plans that are required to have been made as of the date hereof in accordance with the terms of the Company Benefit Plans have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference into the Filed Company SEC Documents. Neither any Company Pension Plan nor any single-employer plan of any Commonly Controlled Entity has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived.

               (vi) With respect to each Company Benefit Plan, (A) there has not occurred any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) in which the Company or any of its Subsidiaries or any of their respective employees, or any trustee, administrator or other fiduciary of such Company Benefit Plan, or any agent of the foregoing, has engaged that would reasonably be expected to subject the Company or any of its Subsidiaries or any of their respective employees, or, to the Knowledge of the Company, a trustee, administrator or other fiduciary of any trust created under any Company

Benefit Plan, to the tax or penalty on prohibited transactions imposed by
Section 4975 of the Code or the sanctions imposed under Title I of ERISA, except for any such transactions that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect and (B) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any trustee, administrator or other fiduciary of any Company Benefit Plan nor any agent of any of the foregoing, has engaged in any transaction or acted in a manner, or failed to act in a manner, that could reasonably be expected to subject the Company or any of its Subsidiaries or, to the Knowledge of the Company, any trustee, administrator or other fiduciary, to any liability for breach of fiduciary duty under ERISA or any other applicable law, except for any such transactions that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. No Company Benefit Plan or related trust has been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived with respect to any Company Benefit Plan, during the last five years, and no notice of a reportable event will be required to be filed in connection with the transactions contemplated by this Agreement.

               (vii) Section 3.01(p)(vii) of the Company Disclosure Schedule discloses whether each Company Benefit Plan that is an employee welfare benefit plan is (A) unfunded or self-insured, (B) funded through a "welfare benefit fund", as such term is defined in Section 419(e) of the Code, or other funding mechanism or (C) insured. Each such employee welfare benefit plan may be amended or terminated (including with respect to benefits provided to retirees and other former employees) without material liability (individually or in the aggregate) to the Company or any of its Subsidiaries at any time after the Effective Time. Each of the Company and its Subsidiaries complies with the applicable requirements of Section 4980B(f) of the Code or any similar state statute with respect to each Company Benefit Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code or such state statute, except for any instances of noncompliance that, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has any material obligations (individually or in the aggregate) for retiree health or life insurance benefits under any Company Benefit Plan (other than for continuation coverage required under Section 4980(f) of the Code).

               (viii) Except as set forth in Section 3.01(p)(viii) of the Company Disclosure Schedule, none of the execution and delivery of this Agreement, the Shareholder Agreement, the obtaining of the Shareholder Approval or the consummation of the Merger or any other transaction expressly contemplated by this Agreement or the Shareholder Agreement (including as a result of any termination of employment on or following the Effective Time) will
(A) entitle any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries to severance or termination pay, (B) accelerate the time of payment or vesting, or trigger any payment or funding (through a grantor trust or otherwise) of, compensation or benefits under, increase the amount payable or trigger any other material obligation (individually or in the aggregate) pursuant to, any Company Benefit Plan or Company Benefit Agreement or (C) result in any breach or violation of, or a default under, any Company Benefit Plan or Company Benefit Agreement. The Company has provided Parent with an estimate of the total amount of all payments and the fair market value of all non-cash benefits that may become payable or provided to any director, officer, employee or consultant of the Company or any of its Subsidiaries under the Company Benefit Agreements (assuming for such purpose that such individuals' employment were terminated immediately following the Effective Time as if the Effective Time were the date hereof).

               (ix) Neither the Company nor any of its Subsidiaries has any liability or obligations, including under or on account of a Company Benefit Plan, arising out of the hiring of persons to provide services to the Company or any of its Subsidiaries and treating such persons as consultants or independent contractors and not as employees of the Company or any of its Subsidiaries, except for any such liabilities or obligations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

               (x) No deduction by the Company or any of its Subsidiaries in respect of any "applicable employee remuneration" (within the meaning of Section 162(m) of the Code) has been disallowed or is subject to disallowance by reason of Section 162(m) of the Code.

          (q) NO EXCESS PARACHUTE PAYMENTS. Other than payments or benefits that may be made to the persons listed in Section 3.01(q) of the Company Disclosure Schedule ("Primary Company Executives"), no amount or other entitlement or economic benefit that could be received (whether in cash or property or the vesting of property) as a result of the execution and delivery of this Agreement, the Shareholder Agreement, the obtaining of the Shareholder Approval, the consummation of the Merger or any other transaction contemplated by this Agreement or the Shareholder Agreement (including as a result of termination of employment on or following the Effective Time) by or for the benefit of any director, officer, employee or consultant of the Company or any of its Affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any Company Benefit Plan, Company Benefit Agreement or otherwise would be set forth therein as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code), and no such disqualified individual is entitled to receive any additional payment from the Company or any of its Subsidiaries, the Surviving Corporation or any other person in the event that the excise tax required by Section 4999(a) of the Code is imposed on such disqualified individual (a "Parachute Gross Up Payment"). The Company has provided Parent with a calculation, as Section 3.01(q) of the Company Disclosure Schedule sets forth, calculated as of the date set forth therein of (i) the "base amount" (as such term is defined in Section 280G(b)(3) of the Code) for (A) each Primary Company Executive and (B) each other disqualified individual (defined as set forth above) whose Company Stock Options will vest pursuant to their terms in connection with the execution and delivery of this Agreement, the Shareholder Agreement, the obtaining of the Shareholder Approval, the consummation of the Merger or any other transaction contemplated by this Agreement or the Shareholder Agreement (including as a result of any termination of employment on or following the Effective Time) and
(ii) the estimated maximum amount, including any Parachute Gross Up Payment, that could be paid or provided to each Primary Company Executive as a result of the execution and delivery of this Agreement, the Shareholder Agreement, the obtaining of the Shareholder Approval, the consummation of the Merger or any other transaction contemplated by this Agreement or the Shareholder Agreement (including as a result of any termination of employment on or following the Effective Time), in each case subject to the assumptions stated therein.

          (r) TAXES.

               (i) Each of the Company, its Subsidiaries and each Company Consolidated Group has filed or has caused to be filed in a timely manner (within any applicable extension period) all material tax returns required to be filed with any taxing authority pursuant to the Code (and any applicable Treasury Regulations) or applicable state, local or foreign tax laws. All such tax returns are complete and accurate in all material respects and have been prepared in substantial compliance with all applicable laws and regulations. Each of the Company, its Subsidiaries and each Company Consolidated Group has paid or caused to be paid (or the Company has paid on its behalf) all material taxes (individually or in the aggregate) due and owing, and, in accordance with GAAP, the most recent financial statements contained in the Filed Company SEC Documents reflect an adequate reserve (excluding any reserves for deferred taxes established to reflect timing differences between book and tax income) for all material taxes (individually or in the aggregate) payable by the Company and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

               (ii) No tax return of the Company or any of its Subsidiaries or any Company Consolidated Group is under audit or examination by any taxing authority, and no written notice of such an audit or examination has been received by the Company or any of its Subsidiaries or any Company Consolidated Group. Except as set forth in Section 3.01(r)(ii) of the Company Disclosure Schedule, there is no assessed deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any material amount (individually or in the aggregate) of taxes due and owing by the Company or any of its Subsidiaries or any Company Consolidated Group. Except as set forth in
Section 3.01(r)(ii) of the Company Disclosure Schedule, each material assessed deficiency resulting from any completed audit or examination relating to taxes by any taxing authority has been timely paid (including payment of applicable penalties or interest). No issues relating to any material amount (individually or in the aggregate) of taxes were raised by the relevant taxing authority in any completed audit or examination that could reasonably be expected to recur in a later taxable period. Except as set forth in Section 3.01(r)(ii) of the Company Disclosure Schedule, there is no currently effective agreement or other document extending, or having the effect of extending, the period of assessment or collection of any material taxes of the Company or its Subsidiaries or any Company Consolidated Group, nor has any request been made by the Company, any of its Subsidiaries or any Company Consolidated Group for any such extension, and no power of attorney (other than powers of attorney authorizing employees of the Company, any of its Subsidiaries or any Company Consolidated Group to act on behalf of the Company, any of its Subsidiaries or any Company Consolidated Group) with respect to any taxes has been executed or filed by the Company, any of its Subsidiaries or any Company Consolidated Group with any taxing authority.

               (iii) None of the Company or any of its Subsidiaries will be required to include in a taxable period ending after the Effective Time taxable income attributable to income that accrued (for purposes of the financial statements of the Company included in the Filed Company SEC Documents) in a prior taxable period (or portion of a taxable period) but was not recognized for tax purposes in any prior taxable period as a result of (A) an open transaction disposition made on or before the Effective Time, (B) a prepaid amount received on or prior to the Effective Time, (C) any method of accounting for tax purposes (including, without limitation, the installment method or the long-term contract method of accounting) or Section 481 of the

Code or (D) any comparable provisions of state or local tax law, domestic or foreign, or for any other reason.

               (iv) The Company and its Subsidiaries have complied with all applicable statutes, laws, ordinances, rules and regulations relating to the payment and withholding of any material amount (individually or in the aggregate) of taxes and have, within the time and the manner prescribed by law, withheld from and paid over to the proper governmental authorities all material amounts (individually or in the aggregate) required to be so withheld and paid over under applicable laws.

               (v) None of the Company or any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying or intended to qualify for tax-free treatment (in whole or in part) under Sections 355 or 361(c) of the Code.

               (vi) Neither the Company nor any of its Subsidiaries (A) is or has been a member of an affiliated group (within the meaning of Section 1504 of the Code) filing a consolidated federal income tax return other than an affiliated group the common parent of which is the Company, (B) is or has been a member of any affiliated, combined, consolidated, unitary, or similar group for state, local or foreign tax purposes other than a group the common parent of which is the Company, (C) is or has been a party to any tax allocation, tax sharing, or tax indemnification agreement, or (D) has any material liability (individually or in the aggregate) for the taxes of any person (other than any of the Company and its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

               (vii) No written claim has ever been made by any authority in a jurisdiction where any of the Company or its Subsidiaries does not file a tax return that it is, or may be, subject to a material amount (individually or in the aggregate) of tax by that jurisdiction.

               (viii) Neither the Company nor any of its Subsidiaries is a party to or bound by any advance pricing agreement, closing agreement or other agreement relating to taxes with any taxing authority.

               (ix) No Liens for taxes exist with respect to any assets or properties of the Company or its Subsidiaries, except for statutory Liens for taxes not yet due and payable.

               (x) The Company is not and has never been a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

               (xi) Except as set forth in Section 3.01(r)(xi) of the Company Disclosure Schedule, there are no material "deferred intercompany transactions" or "intercompany transactions" between the Company and any of its Subsidiaries (or any of their respective predecessors), the gain or loss in which has not yet been taken into account under the consolidated return Treasury Regulations currently or previously in effect, as applicable.

               (xii) Neither the Company nor any of its Subsidiaries has participated in a listed transaction within the meaning of Treasury Regulations
Section 1.6011-4(b)(2) or any similar listed transaction under applicable state law.

               (xiii) As used in this Agreement (A) "tax" or "taxes" shall include (whether disputed or not) all (x) Federal, state, local and foreign income, gross receipts, franchise, property, sales, use, excise, withholding, payroll, employment, social security, capital gain, alternative minimum, transfer, value added and other taxes and similar governmental charges, including any interest, penalties and additions with respect thereto, (y) liability for the payment of any amounts of the type described in clause (x) as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group and (z) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (x) or (y); (B) "Company Consolidated Group" means any affiliated group within the meaning of Section 1504(a) of the Code, or any other similar state, local or foreign law, in which the Company (or any Subsidiary of the Company) is or has ever been a member or any group of corporations with which the Company files, has filed or is or was required to file an affiliated, consolidated, combined, unitary or aggregate tax return; (C) "taxing authority" means any Federal, state, local or foreign government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising tax regulatory authority; (D) "tax return" or "tax returns" means all returns, declarations of estimated tax payments, reports, estimates, information returns and statements, including any related or supporting information with respect to any of foregoing, filed or to be filed with any taxing authority in connection with the determination, assessment, collection or administration of any taxes; and (E) "Treasury Regulations" means the regulations promulgated under the Code in effect on the date hereof and the corresponding sections of any regulations subsequently issued that amend or supersede such regulations.

          (s) TITLE TO PROPERTIES.

               (i) Except as set forth in Section 3.01(s)(i) of the Company Disclosure Schedule, each of the Company and its Subsidiaries has good and marketable title to, or valid leasehold interests in, all its properties and other assets except for such as are no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances that individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect and that would not reasonably be expected to materially interfere with, its ability to conduct its business as presently conducted. Except as set forth in Section 3.01(s)(i) of the Company Disclosure Schedule, all such properties and other assets, other than properties and other assets in which the Company or any of its Subsidiaries has a leasehold interest, are free and clear of all Liens, except for Liens that individually or in the aggregate have not materially interfered with, and could not reasonably be expected to materially interfere with, the ability of the Company or any of its Subsidiaries to conduct their respective businesses as presently conducted. Except as set forth in Section 3.01(s)(i) of the Company Disclosure Schedule, the Company has good and marketable title to all memorabilia, other than photographs, on display in its corporate headquarters in Tempe, Arizona.

               (ii) Each of the Company and its Subsidiaries has complied with the terms of all material leases to which it is a party and under which it is in occupancy, except for any instances of noncompliance that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and, to the Knowledge of the Company, all such leases to which the Company is a party or under which it is in occupancy are in full force and effect. Each of the Company and its Subsidiaries enjoys in all material respects peaceful and undisturbed possession of the real property assets purported to be leased under its material leases.

          (t) INTELLECTUAL PROPERTY.

               (i) Subject to Section 3.01(t)(i) of the Company Disclosure Schedule, each of the Company and its Subsidiaries owns, or is validly licensed or otherwise has the right to use all inventions, discoveries, innovations, improvements, patents, patent applications, trademarks, trademark rights, trade names, trade name rights, domain names, service marks, service mark rights, copyrights, software, source code, tooling, manufacturing methods, technical know-how and other proprietary intellectual property rights and computer programs (collectively, "Intellectual Property Rights") which are material to the conduct of the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all Liens. No Related Party owns or licenses any Intellectual Property Rights used by the Company in the conduct of its business.

               (ii) Except as set forth in Section 3.01(t)(ii) of the Company Disclosure Schedule, no suit, action or proceeding is pending or, to the Knowledge of the Company, threatened that the Company or any of its Subsidiaries is infringing (including with respect to the manufacture, use or sale by the Company or any of its Subsidiaries of their respective products) the rights of any person with regard to any Intellectual Property Right. To the Knowledge of the Company, no person or persons are infringing the rights of the Company or any of its Subsidiaries with respect to any Intellectual Property Right.

               (iii) Except as set forth in Section 3.01(t)(iii) of the Company Disclosure Schedule, no suit, action or proceeding is pending or, to the Knowledge of the Company, threatened with regard to the ownership by the Company or any of its Subsidiaries of any of their respective Intellectual Property Rights.

               (iv) Section 3.01(t)(iv) of the Company Disclosure Schedule sets forth, as of the date hereof, a complete and accurate list of all material patents, registered trademarks and applications therefor, common law trademarks, domain name registrations and copyright registrations (if any) owned by or licensed to the Company or any of its Subsidiaries. All patents and patent applications listed in Section 3.01(t)(iv) of the Company Disclosure Schedule are owned by or licensed to the Company or a Subsidiary of the Company free and clear of all Liens. The patent applications listed in Section 3.01(t)(iv) of the Company Disclosure Schedule are pending and have not been abandoned, and have been and continue to be timely prosecuted. All material patents, registered trademarks and applications therefor owned by or licensed to the Company or any of its Subsidiaries have been duly registered and/or filed with or issued by each appropriate Governmental Entity in the jurisdiction indicated in Section 3.01(t)(iv) of the Company Disclosure Schedule, all necessary affidavits of continuing use have been filed, and all necessary maintenance fees have been timely paid to continue all such rights in effect. There are no ongoing interferences, oppositions, reissues, reexaminations or other proceedings involving any of the patents or patent applications listed in Section 3.01(t)(iv) of the Company Disclosure Schedule, including ex parte and post-grant proceedings, in the United States Patent and Trademark Office or in any foreign patent office or similar administrative agency, other than as would not reasonably be expected to have a Material Adverse Effect. Each of the patents and patent applications listed in Section 3.01(t)(iv) of the Company Disclosure Schedule each and every inventor of the claims thereof as determined in accordance with the laws of the jurisdiction in which such patent is issued or such patent application is pending. Each inventor named on the patents and patent applications listed in Section 3.01(t)(iv) of the Company Disclosure Schedule has executed an agreement assigning his, her or its entire right, title and interest in and to such patent or patent application, and the inventions embodied and claimed therein, to the Company or a Subsidiary of the Company.

               (v) Section 3.01(t)(v) of the Company Disclosure Schedule sets forth a complete and accurate list of all options, rights, licenses or interests of any kind relating to Intellectual Property Rights granted (i) to the Company or any of its Subsidiaries (other than software licenses for generally available software and except pursuant to employee proprietary inventions agreements (or similar employee agreements), non-disclosure agreements and consulting agreements entered into by the Company or any of its Subsidiaries in the ordinary course of business), or (ii) by the Company or any of its Subsidiaries to any other person, in each case that are material to the Company.

               (vi) The Company and its Subsidiaries have used reasonable efforts to maintain their material trade secrets in confidence, including entering into licenses and contracts that generally require licensees, contractors and other third persons with access to such trade secrets to keep such trade secrets confidential.

          (u) VOTING REQUIREMENTS. The affirmative vote of holders of a majority of the outstanding shares of Company Common Stock at the Shareholders' Meeting or any adjournment or postponement thereof to approve this Agreement (the "Shareholder Approval") is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and approve the transactions contemplated hereby.

          (v) STATE TAKEOVER STATUTES. The Board of Directors of the Company or a committee of such Board of Directors has unanimously approved the terms of this Agreement and the Shareholder Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and the Shareholder Agreement, and such approval or approvals represent all the action necessary to render inapplicable to this Agreement, the Shareholder Agreement, the Merger and the other transactions contemplated by this Agreement and the Shareholder Agreement, the limitations on business combinations contained in Sections 10-2741 through 10-2743 of the Arizona Code. No other state takeover statute or similar statute or regulation applies to this Agreement, the Shareholder Agreement, the Merger or the other transactions contemplated by this Agreement or the Shareholder Agreement.

          (w) BROKERS AND OTHER ADVISORS. Except as set forth in Section 3.01(w) of the Company Disclosure Schedule, no broker, investment banker, financial advisor or other person

(other than SunTrust Robinson Humphrey, the fees and expenses of which will be paid by the Company), is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has delivered to Parent complete and accurate copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable.

          (x) OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of SunTrust Robinson Humphrey, dated as of the date of the meeting of the Company's Board of Directors referred to in Section 3.01(d) above, to the effect that, as of such date, the Merger Consideration is fair, from a financial point of view, to the holders of shares of Company Common Stock, a signed copy of which opinion has been delivered to Parent.

          (y) INSURANCE. Section 3.01(y) of the Company Disclosure Schedule contains a complete and accurate list of all policies of fire, liability, workers' compensation, title and other forms of insurance owned, held by or applicable to the Company (or its assets or business), and the Company has heretofore delivered to Parent a complete and accurate copy of all such policies, including all occurrence-based policies applicable to the Company (or its assets or business) for all periods prior to the Closing Date. All such policies (or substitute policies with substantially similar terms and underwritten by insurance carriers with substantially similar or higher ratings) are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no written notice of cancellation or termination has been received with respect to any such policy except for such policies, premiums, cancellations or terminations that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

     SECTION 3.02 REPRESENTATIONS AND WARRANTIES OF PARENT PARTIES. Except as set forth in the disclosure schedule (with specific reference to the particular Section or subsection of this Agreement to which the information set forth in such disclosure schedule relates) delivered by the Parent Parties to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedule"), each of the Parent Parties severally (and not jointly) represents and warrants (and as to the Guarantors, each in proportion to its respective ownership of Parent) to the Company, as to such Parent Party, as follows (for purposes of this Section 3.02, the Parent Parties shall mean Parent Sub and each Guarantor):

          (a) ORGANIZATION, STANDING AND CORPORATE POWER. Each Parent Party is a limited liability company or corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all requisite limited liability company or corporate power and authority to carry on its business as now being conducted. Each Parent Party is duly qualified or licensed to do business and is in good standing in each material jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate would not reasonably be expected to have a material adverse effect on Parent or Sub.

          (b) AUTHORITY; NONCONTRAVENTION. Each Parent Party has all requisite limited liability company or corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by each Parent Party and the consummation by each Parent Party of the transactions contemplated by this Agreement have been duly authorized by all necessary limited liability company or corporate action on the part of such Parent Party and no other limited liability company or corporate proceedings on the part of such Parent Party are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby do not require approval of the holders of any member interests of Parent. This Agreement has been duly executed and delivered by each Parent Party and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of such Parent Party, as applicable, enforceable against such Parent Party, as applicable, in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the Merger and the other transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or other assets of any Parent Party under (x) the Certificate of Formation or Limited Liability Company Agreement of Parent or the Certificate of Incorporation or Bylaws of Sub or any Guarantor, (y) any Contract to which any Parent Party is a party or any of their respective properties or other assets is subject, in any way that would prevent the consummation by Parent or Sub of the Merger or (z) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) order, writ, injunction, decree, judgment or stipulation, in each case applicable to such Parent Party or their respective properties or other assets, and in each case, in any way that would prevent the consummation by Parent or Sub of the Merger. No material consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to any Parent Party in connection with the execution and delivery of this Agreement by such Parent Party or the consummation by Parent and Sub of the Merger or the other transactions contemplated by this Agreement, except for (1) the filing of a premerger notification and report form by Parent or the Guarantors under the HSR Act and the receipt, termination or expiration, as applicable, of approvals or waiting periods required under the HSR Act or any other applicable competition, merger control, antitrust or similar law or regulation and (2) the filing of the Articles of Merger with the Corporation Commission of the State of Arizona.

          (c) LITIGATION. There is no suit, action, investigation or proceeding pending or, to the knowledge of any Parent Party, threatened against or affecting a Parent Party or any of its Affiliates that would reasonably be expected to materially impair the ability of a Parent Party to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis. To the knowledge of any Parent Party, after consultation with its professional advisors, consummation of the transactions hereby will not violate any rule, law or regulation.

          (d) INFORMATION SUPPLIED. None of the information supplied or to be supplied by or on behalf of any Parent Party specifically for inclusion or incorporation by reference in the

Proxy Statement will, at the date it is first mailed to the shareholders of the Company and at the time of the Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (e) INTERIM OPERATIONS OF SUB. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

          (f) CAPITAL RESOURCES. Parent has sufficient cash, or commitments from the Guarantors, to pay the aggregate Merger Consideration.

                                   ARTICLE 4

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

     SECTION 4.01 CONDUCT OF BUSINESS.

          (a) CONDUCT OF BUSINESS BY THE COMPANY. During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, carry on its business in the ordinary course consistent with past practice and in material compliance with all applicable laws, rules, regulations and treaties and, to the extent consistent therewith, use all commercially reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers, employees and consultants and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others, except to the extent that the Company's failure to use such commercially reasonable efforts would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. In addition to and without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries to, without Parent's prior written consent, or except as set forth in Section 4.01(a) of the Company Disclosure Schedule:

               (i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, other than dividends or distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire any shares of its capital stock or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

               (ii) except as provided in Section 5.04, issue, deliver, sell, grant, amend the terms of, reprice, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, or any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock based performance units, including pursuant to Contracts as in effect on the date hereof (other than the issuance of shares of Company Common Stock upon the exercise of Company Stock Options or Warrants, in each case outstanding on the date hereof in accordance with their terms on the date hereof);

               (iii) amend the Company Charter or the Company Bylaws or other comparable charter or organizational documents of any of the Company's Subsidiaries;

               (iv) directly or indirectly acquire (x) by merging or consolidating with, or by purchasing assets of, or by any other manner, any person or division, business or equity interest of any person or (y) any asset or assets that are material to the Company and its Subsidiaries, taken as a whole, except purchases of components, raw materials or supplies in the ordinary course of business consistent with past practice;

               (v) (x) sell, lease, license, mortgage, sell and leaseback or otherwise encumber or subject to any Lien or otherwise dispose of any of its material properties or other assets or any interests therein (including securitizations), except for sales of inventory and used equipment in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in effect as of the date hereof; or (y) enter into, modify, renew, extend or amend any lease of material property, except for modifications or amendments that are not adverse to the Company and its Subsidiaries;

               (vi) (x) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person (including any Related Party) (other than any such indebtedness or guarantees under existing facilities or among the Company and its direct or indirect wholly owned Subsidiaries or among the direct and indirect wholly owned Subsidiaries), issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing or (y) make any loans, advances or capital contributions to, or investments in, any other person (including any Related Party), other than to or in the Company or any direct or indirect wholly owned Subsidiary of the Company or to employees in respect of travel expenses in the ordinary course of business consistent with past practice;

               (vii) make any new capital expenditure or expenditures which, individually, is in excess of $100,000 or, in the aggregate, are in excess of $250,000;

               (viii) (v) pay, discharge, settle or satisfy any claims, liabilities, obligations or litigation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities disclosed, reflected or reserved against in the most recent audited financial statements (or the notes thereto) of the Company included in the Filed Company SEC Documents (for amounts not in excess of such reserves) or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, (w) cancel any material note or account receivable or discount in any material respect any material account receivable, (x) waive or assign any claims or rights of substantial value, (y) waive any benefits of, or agree to modify in any respect, or, subject to the terms hereof, fail to enforce, or consent to any matter with respect to which consent is required under, any standstill or similar agreement to which the Company or any of its Subsidiaries is a party or (z) waive any material benefits of, or agree to modify in any material respect, or, subject to the terms hereof, fail to enforce in any material respect, or consent to any matter with respect to which consent is required under, any material confidentiality or similar agreement to which the Company or any of its Subsidiaries is a party;

               (ix) enter into any Contracts (including any license agreements, but excluding confidentiality agreements containing customary terms which do not impose any obligations on the Company or its Subsidiaries other than those relating to the treatment of confidential information) relating to the license, marketing, co-promotion, manufacturing, research, development, distribution, training, sale or supply by third parties of products of the Company or any Subsidiary of the Company or products licensed by the Company or any Subsidiary of the Company which, individually, has aggregate future payment or other obligations with a value in excess of $100,000, or, in the aggregate, have future payment or other obligations with a value in excess of $250,000;

               (x) except to the extent permitted under Section 4.02, enter into, modify, amend or terminate any Contract or waive, release or assign any material rights or claims thereunder, which if so entered into, modified, amended, terminated, waived, released or assigned would reasonably be expected to (A) have a Material Adverse Effect, (B) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (C) prevent or materially delay the consummation of the transactions contemplated by this Agreement;

               (xi) enter into any Contract with a value, individually or together with all Contracts entered into pursuant to this Section 4.01(a)(xi) and together with all Contracts entered into pursuant to Section 4.01(a)(xii) hereof, in the aggregate, in excess of $100,000 to the extent consummation of the transactions contemplated by this Agreement or compliance by the Company with the provisions of this Agreement would reasonably be expected to conflict with, or result in a violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or other assets of the Company or any of its Subsidiaries under, or give rise to any increased, additional, accelerated, or guaranteed right or entitlements of any third party under, or result in any material alteration of, any provision of such Contract;

               (xii) enter into any Contract with a value, individually or together with all Contracts entered into pursuant to this Section 4.01(a)(xii) and together with all Contracts entered into pursuant to Section 4.01(a)(xi) hereof, in the aggregate, in excess of $100,000 containing any restriction on the ability of the Company or any of its Subsidiaries to assign its rights, interests or obligations thereunder, unless such restriction expressly excludes any assignment to Parent or any of its Subsidiaries in connection with or following the consummation of the Merger and the other transactions contemplated by this Agreement;

               (xiii) sell, transfer or license to any person or otherwise extend, amend or modify any material rights to the Intellectual Property Rights of the Company or any of its Subsidiaries other than in the ordinary course of business consistent with past practice;

               (xiv) except as otherwise contemplated by this Agreement or as required to comply with applicable law or the terms of any plan or agreement in effect on the date hereof,

                    (A) adopt, enter into, terminate or amend (I) any collective bargaining agreement or Company Benefit Plan or (II) any Company Benefit Agreement or other material agreement, plan or policy involving the Company or any of its Subsidiaries and one or more of their respective current or former directors, officers, employees or consultants;

                    (B) increase in any manner the compensation, bonus or fringe or other benefits of, or pay any bonus of any kind or amount whatsoever to, any current or former director, officer, employee or consultant, other than normal increases in compensation to non-executive employees consistent with past practice;

                    (C) pay any benefit or amount not required under any Company Benefit Plan or Company Benefit Agreement or any other benefit plan or arrangement of the Company or any of its Subsidiaries as in effect on the date of this Agreement other than the payment of compensation and severance in the ordinary course of business consistent with past practice;

                    (D) increase in any manner the severance or termination pay of any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries;

                    (E) (i) grant or amend any awards of Company Stock Options, "phantom" stock, stock appreciation rights, "phantom" stock rights, stock based or stock related awards, performance units or restricted stock (including the grant or repricing of Company Stock Options, "phantom" stock, stock appreciation rights, "phantom" stock rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any Company Benefit Agreements, Company Benefit Plans or agreements or awards made thereunder), or (ii) amend the terms of any bonus, incentive, performance or other compensation plan or arrangement, Company Benefit Agreement or Company Benefit Plan, other than in the ordinary course of business consistent with past practice;

                    (F) amend or modify any Company Stock Option or Warrant;

                    (G) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Company Benefit Plan or Company Benefit Agreement;

                    (H) take any action to reprice or accelerate the vesting or payment of any compensation or benefit under any Company Benefit Plan or Company Benefit Agreement; or

                    (I) materially change any actuarial or other assumption used to calculate funding obligations with respect to any Company Pension Plan or change the manner in which contributions to any Company Pension Plan are made or the basis on which such contributions are determined;

               (xv) revalue any material assets of the Company or any of its Subsidiaries or make any change in accounting methods, principles or practices, other than any such changes required to comply with GAAP or applicable law; provided, that the Company shall notify and consult with Parent with respect to any such revaluation or change prior to its implementation;

               (xvi) enter into or modify any Related Party Transaction; or

               (xvii) authorize any of, or commit, resolve, propose or agree to take any of, the foregoing actions.

          (b) OTHER ACTIONS. The Company, Parent and Sub shall not, and shall not permit any of their respective Subsidiaries to, take any action that would, or that would reasonably be expected to, result in any of the conditions to the Merger set forth in Article 6 not being satisfied, except any action permitted by Section 4.02 or Section 7.01.

          (c) ADVICE OF CHANGES; FILINGS. The Company and Parent shall promptly advise the other party orally and in writing of (i) any representation or warranty made by it (and, in the case of Parent, made by Sub) contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure of it (and, in the case of Parent, of Sub) to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement. The Company and Parent shall promptly provide the other copies of all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby, other than the portions of such filings that include confidential information not directly related to the transactions contemplated by this Agreement.

          (d) CERTAIN TAX MATTERS. During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, (i) timely file (without extensions) all tax returns ("Post-Signing Returns") required to be filed by or on behalf of each such entity; (ii) timely pay all taxes due and payable in respect of such Post-Signing Returns that are so filed; (iii) accrue a reserve in the books and records and financial statements of any such entity in accordance with past practice for all taxes payable by such entity for which no Post-Signing Return is due prior to the Effective Time; (iv) promptly notify Parent of any suit, claim, action, investigation, proceeding or audit (collectively, "Actions") pending against or with respect to the Company or any of its Subsidiaries in respect of any material amount (individually or in the aggregate) of tax and not settle or compromise any such Action without Parent's consent; provided, that Parent's consent shall not be unreasonably withheld; provided, further, that Parent must respond to the Company within ten business days following the receipt by Parent of written notice of any proposed settlement or compromise of any Action by the Company; (v) not make (other than in the ordinary course of business consistent with past practice), amend or revoke any material tax election or settle or compromise any material tax liability, other than as required by applicable law or with Parent's consent; (vi) not execute any waiver of restrictions on assessment or collection of any tax, other than with Parent's consent;

and (vii) cause all existing tax sharing agreements, tax indemnity obligations and similar agreements, arrangements or practices with respect to taxes to which the Company or any of its Subsidiaries is or may be a party or by which the Company or any of its Subsidiaries is or may otherwise be bound to be terminated as of the Closing Date so that after such date neither the Company nor any of its Subsidiaries shall have any further rights or liabilities thereunder. Any tax returns described in this Section 4.01(d) shall be complete and correct in all material respects and shall be prepared on a basis consistent with past practice. The Company shall promptly provide Parent with copies of any Post-Signing Returns, as Parent may reasonably request.

     SECTION 4.02 NO SOLICITATION.

          (a) Subject to Section 4.02(b), from the date hereof until the earlier of the Effective Time or the termination of this Agreement pursuant to Article 7, the Company shall not, nor shall it authorize or permit any of its Subsidiaries or any of their respective directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative (collectively, "Representatives") retained by it or any of its Subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage, or knowingly take any other action designed to, or which could reasonably be expected to, facilitate, any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, a Takeover Proposal or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information or knowingly cooperate with respect to, any Takeover Proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any Representative of the Company or any of its Subsidiaries, whether or not such person is purporting to act on behalf of the Company or any of its Subsidiaries or otherwise, shall be a breach of this Section 4.02(a) by the Company. The Company shall, and shall cause its Subsidiaries to, immediately cease and cause to be terminated all existing discussions or negotiations with any person conducted heretofore with respect to any Takeover Proposal and request the prompt return or destruction of all confidential information previously furnished.

          (b) Notwithstanding the foregoing, at any time prior to obtaining the Shareholder Approval, in response to a bona fide written Takeover Proposal that the Board of Directors of the Company determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) constitutes or is reasonably likely to lead to a Superior Proposal, and which Takeover Proposal was unsolicited and made after the date hereof and did not otherwise result from a breach of Section 4.02(a), the Company may, if its Board of Directors determines in good faith (after consultation with outside counsel) that it is required to do so in order to comply with its fiduciary duties to the shareholders of the Company under applicable law, and subject to compliance with Section 4.02(d) and after giving Parent written notice of such determination, (x) furnish information with respect to the Company and its Subsidiaries to the person making such Takeover Proposal (and its Representatives) pursuant to a customary confidentiality agreement not less restrictive of such person than the Confidentiality Agreement, the terms of which do not hinder or prohibit the Company from fulfilling its duties to Parent under this Section 4.02, provided that all such non-public information has previously been provided to Parent or is provided to Parent prior to or substantially concurrently with the time it is provided to such person, and (y) participate in discussions or negotiations with the person making such Takeover Proposal (and its Representatives) regarding such Takeover Proposal.

     The term "Takeover Proposal" means any inquiry, proposal or offer from any person (other than Parent) relating to, or that could reasonably be expected to lead to, any direct or indirect acquisition or purchase, in one transaction or a series of transactions, of assets or businesses that constitute 15% or more of the revenues, net income or the fair market value of the assets of the Company and its Subsidiaries, taken as a whole, or 15% or more of any class of equity securities of the Company or any of its Subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of the Company or any of its Subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution, joint venture, binding share exchange or similar transaction involving the Company or any of its Subsidiaries pursuant to which any person or the shareholders of any person would own 15% or more of any class of equity securities of the Company or any of its Subsidiaries or of any resulting parent company of the Company, other than the transactions contemplated by this Agreement and the Shareholder Agreement.

     The term "Superior Proposal" means any bona fide offer made by a third party that if consummated would result in such person (or its shareholders) owning, directly or indirectly, all or substantially all of the shares of Company Common Stock then outstanding (or of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or all or substantially all the assets of the Company, which the Board of Directors of the Company determines in good faith (after consultation with a financial advisor of nationally recognized reputation) to be (i) more favorable to the shareholders of the Company from a financial point of view than the Merger (taking into account all the terms and conditions of such proposal and this Agreement (including any changes to the financial terms of this Agreement proposed by Parent in response to such offer or otherwise as of the date of such determination)) and (ii) reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal.

          (c) Subject to Section 7.01(f), neither the Board of Directors of the Company nor any committee thereof shall (i) (A) withdraw (or modify in a manner adverse to Parent), or propose to withdraw (or modify in a manner adverse to Parent), the approval, recommendation or adoption by such Board of Directors or any such committee thereof of this Agreement, the Merger or the other transactions contemplated by this Agreement or (B) recommend, adopt or approve, or propose to recommend, adopt or approve, any Takeover Proposal (any action described in this clause (i) being referred to as a "Company Adverse Recommendation Change") or (ii) approve or recommend, or propose to approve or recommend, or allow the Company or any of its Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement constituting or related to, or that is intended to or could reasonably be expected to lead to, any Takeover Proposal (other than a confidentiality agreement referred to in Section 4.02(b)) (an "Acquisition Agreement"). Notwithstanding the foregoing, at any time prior to obtaining the Shareholder Approval, the Board of Directors of the Company may, in response to a Superior Proposal that was unsolicited and made after the date hereof and that did not otherwise result from a breach of this Section 4.02, make a Company Adverse Recommendation Change if such Board of Directors determines in good faith (after consultation with outside counsel) that it is required to do so in order to comply with its fiduciary duties to the shareholders of the Company under applicable law.

          (d) In addition to the obligations of the Company set forth in paragraphs (a) and (c) of this Section 4.02, the Company shall promptly (and in any event within two business days after receipt thereof) advise Parent orally and in writing of any Takeover Proposal or any inquiry with respect to or that could reasonably be expected to lead to any Takeover Proposal, the material terms and conditions of any such Takeover Proposal or inquiry (including any changes thereto) and the identity of the person making any such Takeover Proposal or inquiry. The Company shall (i) keep Parent fully informed of the status and details (including any change to the terms thereof) of any such Takeover Proposal or inquiry, and (ii) provide to Parent as soon as practicable after receipt or delivery thereof copies of all relevant portions of correspondence and other written material sent or provided to the Company or any of its Subsidiaries from any person that describes any of the terms or conditions of any Takeover Proposal.

          (e) Nothing contained in this Section 4.02 shall prohibit the Company from (x) taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or (y) making any required disclosure to the shareholders of the Company if, in the good faith judgment of the Board of Directors of the Company (after consultation with outside counsel) failure to so disclose would constitute a violation of applicable law.

                                   ARTICLE 5

                              ADDITIONAL AGREEMENTS

     SECTION 5.01 PREPARATION OF THE PROXY STATEMENT; SHAREHOLDERS' MEETING.

          (a) As promptly as practicable following the date of this Agreement, the Company and Parent shall prepare, and the Company shall file with the SEC, the Proxy Statement. Each of Parent and the Company shall use its commercially reasonable efforts to respond as promptly as practicable to any comments from the SEC or the staff of the SEC with respect to the Proxy Statement, and the Company shall use its commercially reasonable efforts to cause the Proxy Statement to be mailed to the shareholders of the Company as promptly as practicable following the date of this Agreement. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or the staff of the SEC or any request from the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or for additional information, and shall provide Parent with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments from the SEC or the staff of the SEC with respect thereto, the Company shall (i) provide Parent an opportunity to review and comment on such document or response and (ii) include in such document or response all comments proposed by Parent and reasonably acceptable to the Company.

          (b) The Company shall, as soon as practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold a meeting of its shareholders (the "Shareholders' Meeting") solely for the purpose of obtaining the Shareholder Approval. Subject to Section 4.02(c), the Company shall, through its Board of Directors, recommend to its shareholders approval of this Agreement and shall include such recommendation in the Proxy Statement. Without limiting the generality of the foregoing, the Company's obligations pursuant to the first sentence of this Section 5.01(b) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of any Takeover Proposal or (ii) the withdrawal or modification by the Board of Directors of the Company or any committee thereof of such Board of Directors' or such committee's approval or recommendation of this Agreement, the Merger or the other transactions contemplated by this Agreement.

     SECTION 5.02 ACCESS TO INFORMATION; CONFIDENTIALITY. Subject to compliance with applicable law, the Company shall afford to Parent, and to Parent's officers, employees, accountants, counsel, financial advisors and other Representatives, reasonable access (including for the purpose of coordinating integration activities and transition planning with the employees of the Company and its Subsidiaries) during normal business hours during the period prior to the Effective Time or the termination of this Agreement to all its and its Subsidiaries' properties, books, contracts, commitments, personnel and records and, during such period, the Company shall furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its and its Subsidiaries' business, properties and personnel as Parent may reasonably request and receive consistent with applicable law and agreements. Without limiting the generality of the foregoing, the Company will afford to Parent and its Representatives access to, and facilitate and participate in discussions with, all drivers, team owners, sanctioning bodies, automobile manufacturers and other licensors for purposes of discussing such parties' license agreements and other Contracts with the Company and its Subsidiaries; provided, that all such discussions shall be arranged by the Company and shall be undertaken jointly by the Parent and the Company unless the Parent and the Company otherwise agree. Except for disclosures expressly permitted by the terms of the Confidentiality Agreement dated as of June 17, 2005 between Parent and the Company (as it may be amended from time to time, the "Confidentiality Agreement"), Parent shall hold, and shall cause its officers, employees, accountants, counsel, financial advisors and other Representatives to hold, all information received from the Company, directly or indirectly, in confidence in accordance with the Confidentiality Agreement. No investigation pursuant to this Section 5.02 or information provided or received by any party hereto pursuant to this Agreement will affect any of the representations or warranties of the parties hereto contained in this Agreement or the conditions hereunder to the obligations of the parties hereto.

     SECTION 5.03 COMMERCIALLY REASONABLE EFFORTS. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement and the Shareholder Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all acts necessary to cause the conditions to Closing to be satisfied as promptly as practicable, (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity and (iii) the obtaining of all necessary consents, approvals or waivers from third parties. In connection with and without limiting the foregoing, the Company and Parent shall duly file with the U.S. Federal Trade Commission and the Antitrust Division of the Department of Justice the notification and report forms (the "HSR Filing") required under the HSR Act with respect to the transactions contemplated by this Agreement as promptly as practicable. Each party shall cooperate with the other party to the extent necessary to assist the other party in the preparation of its HSR Filing and, if requested, to promptly amend or furnish additional information thereunder and shall use their commercially reasonable efforts to (A) take such actions as are necessary or advisable to obtain prompt approval of the consummation of the Transactions by any Governmental Entity; and (B) to resolve any objections and challenges, including by contest through litigation on the merits (such litigation to be directed by Parent, with any litigation costs incurred by the Company in connection with its participation therein in excess of $100,000 to be borne by Parent), negotiation or other action, that may be asserted by any Governmental Entity or third party with respect to the transaction contemplated by this Agreement under the HSR Act or any other antitrust or unfair competition law, rule or regulation; provided, however, that Parent shall not be required to initiate or continue such contest through litigation and shall be entitled to terminate this Agreement pursuant to Section 7.01(g) if (x) Parent shall determine that the litigation cost to Parent and its Affiliates (including any litigation costs of the Company that Parent would bear pursuant to this Section 5.03) are reasonably likely to exceed $1,000,000, or (y) Parent shall determine in good faith (after consultation with outside counsel) that Parent, the Company or one of their Affiliates will be required to proffer, divest or hold separate any material assets or any material portion of any business of Parent, the Company or any of their Affiliates in connection with resolving any such objection or challenge; and provided, further, that no settlement in respect of any such litigation which will in any way affect the consideration to be received by the holders of the Company Common Stock, Company Stock Options or Warrants hereunder shall be approved by Parent without the Company's prior consent. The Company and its Board of Directors shall (1) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, the Shareholder Agreement, the Merger or any of the other transactions contemplated by this Agreement or the Shareholder Agreement and (2) if any state takeover statute or similar statute becomes applicable to this Agreement, the Shareholder Agreement, the Merger or any of the other transactions contemplated by this Agreement or the Shareholder Agreement, take all action necessary to ensure that the Merger and the other transactions contemplated by this Agreement and the Shareholder Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Shareholder Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement, the Shareholder Agreement, the Merger and the other transactions contemplated by this Agreement and the Shareholder Agreement.

     SECTION 5.04 COMPANY STOCK OPTIONS; WARRANTS.

          (a) As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee thereof administering the Company

Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

               (i) adjust the terms of all outstanding Company Stock Options, whether vested or unvested, as necessary to provide that, at the Effective Time, each Company Stock Option outstanding immediately prior to the Effective Time shall be cancelled and the holder thereof shall then become entitled to receive, as soon as practicable following the Effective Time, a single lump sum cash payment equal to (A) the product of (1) the number of shares of Company Common Stock for which such Company Stock Option shall not theretofore have been exercised and (2) the Merger Consideration, minus (B) the product of (1) the number of shares of Company Common Stock for which such Company Stock Option shall not theretofore have been exercised and (2) the per share exercise price of such Company Stock Option (provided that if such calculation results in a negative number, the lump sum cash payment shall be deemed to be $0); and

               (ii) make such other changes to the Company Stock Plans as the Company and Parent may agree in writing are appropriate to give effect to the Merger.

          (b) As soon as practicable following the date of this Agreement, the Board of Directors of the Company shall adopt such resolutions or take such other actions (if any) as may be required to provide that each Warrant outstanding immediately prior to the Effective Time shall be cancelled in exchange for a lump sum cash payment equal to (i) the product of (A) the number of shares of Company Common Stock subject to such Warrant and (B) the Merger Consideration, minus (ii) the product of (A) the number of shares of Company Common Stock subject to such Warrant and (B) the per share exercise price of such Warrant (provided that if such calculation results in a negative number, the lump sum cash payment shall be deemed to be $0). As of the Closing, the Company will have obtained all consents of the holders of the Warrants necessary to effectuate the foregoing.

          (c) All amounts payable to holders of the Company Stock Options or Warrants pursuant to Section 5.04(a) and (b) shall be subject to any required withholding of Taxes and shall be paid without interest as soon as practicable following the Effective Time.

          (d) The Company shall ensure that following the Effective Time, no holder of a Company Stock Option (or former holder of a Company Stock Option), nor any participant in any Company Stock Plan, Company Benefit Plan or Company Benefit Agreement, shall have any right thereunder to acquire any capital stock of the Company or the Surviving Corporation or any other equity interest therein (including "phantom" stock or stock appreciation rights). In addition, the Company shall, subject to receiving applicable consents and contingent upon the Closing, amend the 1999 Employee Stock Purchase Plan ("ESPP") to (i) provide that as of the date of this Agreement, no participant in the ESPP may increase his or her payroll deductions or contributions to such plan, and (ii) terminate the ESPP and provide that the "Offering Termination Date" (as such term is defined in Section 4.1 of the ESPP) for the offering beginning August 1, 2005, shall be the date prior to the Closing Date.

     SECTION 5.05 INDEMNIFICATION, EXCULPATION AND INSURANCE.

          (a) Parent shall, to the fullest extent permitted by law, cause the Surviving Corporation to assume all of the Company's obligations with respect to all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company as provided in the Company Charter, the Company Bylaws or any indemnification agreement between such directors or officers and the Company (in each case, as in effect on the date hereof), without further action, as of the Effective Time, and such obligations shall survive the Merger and shall continue in full force and effect in accordance with their terms.

          (b) To the extent not advanced by applicable insurance carriers, Parent shall, to the fullest extent permitted by applicable law, cause the Surviving Corporation to advance funds for expenses (including reasonable attorney's fees) incurred by a director in defending a civil or criminal action, suit or proceeding relating to the indemnification obligations referenced in the immediately preceding sentence in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall be ultimately determined that he or she is not entitled to the indemnification referenced in the immediately preceding sentence.

          (c) For a period of six years after the Effective Time, Parent shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that Parent may substitute therefor policies provided or extended by Parent or the Surviving Corporation, at the sole election of Parent, with reputable and financially sound carriers of at least the same coverage and amounts containing terms and conditions which are no less advantageous in the aggregate) with respect to claims arising from or related to facts or events which occurred at or before the Effective Time; provided, however, that Parent or the Surviving Corporation shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 300% of the annual premiums paid as of the date hereof by the Company for such insurance (such 300% amount, the "Maximum Premium"). If such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Maximum Premium, Parent shall maintain the most advantageous policies, or as determined by Parent in good faith, of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Premium.

          (d) The provisions of this Section 5.05 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

     SECTION 5.06 FEES AND EXPENSES.

          (a) Except as provided in this Section 5.06, all fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except for all filing fees paid in respect of filings made by the Company and Parent pursuant to the HSR Act in connection with the Merger, with such filing fees to be borne by Parent. If this Agreement is terminated by Parent pursuant to Section 7.01(c)(i), Section 7.01(e) or Section 7.01(h), the Company shall, promptly following such termination, pay to

Parent by wire transfer of same-day funds an amount equal to all documented, third-party, out-of-pocket expenses incurred by Parent in connection with the transactions contemplated by this Agreement, such amount not to exceed $1,550,000 (the "Parent Expense Reimbursement"). If this Agreement is terminated
(i) by the Company pursuant to Section 7.01(d), (ii) by Parent pursuant to
Section 7.01(g), or (iii) by Parent pursuant to either Section 7.01(b)(ii) or
Section 7.01(c)(ii), in each case, where the Restraint at issue is related to any antitrust or unfair competition law, rule or regulation, then Parent shall, promptly following such termination, pay to the Company by wire transfer of same-day funds an amount equal to all documented, third-party, out-of-pocket expenses incurred by the Company in connection with the transactions contemplated by this Agreement, including but not limited to expenses incurred by the Company in connection with printing, mailing and filing the Proxy Statement, such amount not to exceed $1,550,000 (the "Company Expense Reimbursement").

          (b) In the event that (i) this Agreement is terminated by Parent pursuant to Section 7.01(e), (ii) (A) after the date hereof and prior to the termination of this Agreement pursuant to Article 7, a Takeover Proposal shall have been made to the Company or shall have been made directly to the shareholders of the Company generally or shall have otherwise become publicly known or any person shall have publicly announced an intention (whether or not conditional) to make a Takeover Proposal, (B) this Agreement is terminated by either Parent or the Company pursuant to Section 7.01(b)(i) (but only if a vote to obtain the Shareholder Approval or the Shareholders' Meeting has not been held) or Section 7.01(b)(iii) (but only if a Takeover Proposal is publicly announced at or prior to the time of the Shareholders Meeting) and (C) within 12 months after such termination, the Company enters into a definitive agreement to consummate, or consummates, the transactions contemplated by any Takeover Proposal, or (iii) the Company terminates this Agreement pursuant to 7.01(f) then the Company shall pay Parent a fee equal to $7,000,000 (the "Termination Fee"), plus the Parent Expense Reimbursement, by wire transfer of same-day funds on the first business day following (x) in the case of a payment required by clause (i) or (iii) above, the date of termination of this Agreement and (y) in the case of a payment required by clause (ii) above, the date of the first to occur of the events referred to in clause (ii)(C). Solely for purposes of clause
(ii) hereof, the term "Superior Proposal" shall have the meaning assigned to such term in Section 4.02(b), except that all references to "15%" shall be changed to "32%".

          (c) The parties hereto acknowledge and agree that the agreements contained in Section 5.06(a) and (b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement; accordingly, if a party fails promptly to pay the amount due pursuant to Section 5.06(a) or (b), and, in order to obtain such payment, the other party commences a suit that results in a judgment against the Company for the Termination Fee and/or the Parent Expense Reimbursement or against Parent for the Company Expense Reimbursement, as applicable, the party against which such judgment is obtained shall pay to the other party its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the Termination Fee, the Parent Expense Reimbursement and/or the Company Expense Reimbursement, as applicable, from the date such payment was required to be made until the date of payment at the prime rate of Wachovia Bank, N.A. in effect on the date such payment was required to be made. The Company further acknowledges and agrees that the Termination Fee represents a reasonable estimate of future damages, which are uncertain and difficult to quantify, and does not constitute a penalty. The remedies set forth in this
Section 5.06 shall not preclude assertion by any party of any other rights or the seeking of any other remedies against any other party.

     SECTION 5.07 PUBLIC ANNOUNCEMENTS. Parent and the Company shall use their respective reasonable efforts to consult with each other before issuing, and, to the extent reasonably feasible, give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement and the Shareholder Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

     SECTION 5.08 SHAREHOLDER LITIGATION. The Company shall give Parent the opportunity, at Parent's own cost, to participate in the defense or settlement of any shareholder litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement or the Shareholder Agreement. No such settlement in respect of any such litigation shall be agreed to without Parent's prior written consent to the extent such settlement is for an amount which exceeds the Company's insurance coverage plus the applicable deductible.

     SECTION 5.09 SHAREHOLDER AGREEMENT LEGEND. The Company will inscribe upon any Certificate representing Subject Shares tendered by a Shareholder (as such terms are defined in the Shareholder Agreement) for such purpose the following legend: "THE SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE, OF ACTION PERFORMANCE COMPANIES, INC. REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SHAREHOLDER AGREEMENT DATED AS OF AUGUST 29, 2005, AND ARE SUBJECT TO THE TERMS THEREOF. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT THE PRINCIPAL EXECUTIVE OFFICES OF ACTION PERFORMANCE COMPANIES, INC.".

     SECTION 5.10 BENEFIT PLANS.

          (a) From the Effective Time through December 31, 2006, except as set forth below, Parent shall provide or cause the Surviving Corporation to provide to employees of the Company and its Subsidiaries who remain employed by the Surviving Corporation and its subsidiaries compensation and employee benefits that, taken as a whole, are comparable in the aggregate to those provided to such employees immediately prior to the Effective Time; provided, however, that for this purpose, all bonus arrangements and equity compensation arrangements shall be disregarded, except as set forth in Section 5.10(d). Parent and the Company agree and acknowledge that consummation of the transactions contemplated by this Agreement shall constitute a "change of control" for purposes of each applicable Company Benefit Plan and Company Benefit Agreement. Nothing herein shall be construed to prohibit Parent or the Surviving Corporation from amending or terminating any Company Benefit Plan in accordance with the terms thereof and with applicable law, so long as they comply with the requirements of this
Section 5.10.

          (b) From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, honor in accordance with their respective terms (as in effect on the date of this Agreement), all the Company Benefit Plans and Company Benefit Agreements disclosed in the Company Disclosure Schedule (subject, in each case, to the right of Parent or the Surviving Corporation to amend or terminate any Company Benefit Plan or Company Benefit Agreement in accordance with the terms thereof and with applicable law). For purposes of eligibility and vesting (but not benefit accrual) under the employee benefit plans of Parent and its subsidiaries providing benefits after the Effective Time to any employee of the Company or any Subsidiary immediately prior to the Effective Time (all such plans, collectively, the "New Plans"), each such employee shall be credited with all years of service for which such employee was credited before the Effective Time under any comparable Company Benefit Plans, except where such crediting would lead to a duplication of benefits or to the extent such service credit is not provided under a newly adopted plan to similarly situated employees of Parent who were never employees of the Company and its affiliates. In addition and without limiting the generality of the foregoing, Parent shall use its commercially reasonable efforts to (i) cause each employee of the Company or any Subsidiary as of the Effective Time to be immediately eligible to participate, without any waiting period, in any and all New Plans to the extent coverage under any such New Plan replaces coverage under a comparable Company Benefit Plan in which such employee participated immediately prior to the Effective Time (all such plans, collectively, the "Old Plans"), (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any such employee, to cause all pre-existing condition exclusions, limitations and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents (to the extent such exclusions, limitations and actively-at-work requirements were waived or satisfied as of the Effective Time under the corresponding Old Plan) and (iii) cause all deductibles, coinsurance and maximum out-of-pocket expenses incurred by such employee and his or her covered dependents under any Old Plan during the portion of the plan year of such Old Plan ending on the date such employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, co-insurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

          (c) Nothing contained herein shall be construed as requiring Parent or the Surviving Corporation to continue the employment of any specific person.

          (d) In the event that the Closing Date occurs prior to payment of annual bonuses for the 2005 calendar year, Parent shall cause the Surviving Corporation to continue to maintain and honor the Company's 2005 annual bonus plans set forth in the Company Disclosure Schedule (the "2005 Bonus Plans") for the 2005 calendar year and to pay Company employees the bonus amounts due under such 2005 Bonus Plans pursuant to the objective formulae set forth therein (including formulae approved thereunder by the Company or the Board of Directors of the Company, or a committee thereof, prior to the date of this Agreement and previously provided to Parent), based on the performance of the Company and its operating units, without adjusting such total for individual performance unless required by such 2005 Bonus Plan.

     SECTION 5.11 TRANSFER TAXES. All stock transfer, real estate transfer, documentary, stamp, recording and other similar taxes (including interest, penalties and additions to any such taxes) incurred in connection with the transactions contemplated hereby shall be paid by the Surviving Corporation.

                                   ARTICLE 6

                              CONDITIONS PRECEDENT

      SECTION 6.01 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or (to the extent permitted by law) waiver on or prior to the Closing Date of the following conditions:

            (a) SHAREHOLDER APPROVAL. The Shareholder Approval shall have been obtained.

            (b) HSR ACT. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

            (c) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other statute, law, rule, legal restraint or prohibition (collectively, "Restraints") shall be in effect (i) preventing the consummation of the Merger or (ii) which otherwise would reasonably be expected to have a Material Adverse Effect.

      SECTION 6.02 CONDITIONS TO OBLIGATIONS OF PARENT AND SUB. The obligations of Parent and Sub to effect the Merger are further subject to the satisfaction or (to the extent permitted by law) waiver on or prior to the Closing Date of the following conditions:

            (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Company contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer, chief operating officer and the chief financial officer of the Company to such effect.

            (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer, chief operating officer and the chief financial officer of the Company to such effect.

            (c) NO LITIGATION. Except as set forth in Section 3.01(k) of the Company Disclosure Schedule, there shall not be pending, or to the knowledge of any party hereto no overt, written, credible threat of, any suit, action or proceeding by any Governmental Entity, or by any other person, having a reasonable likelihood of success, (i) challenging the acquisition by Parent or Sub of any shares of Company Common Stock, seeking to restrain or prohibit the consummation of the Merger, or seeking to place limitations on the ownership of shares of Company Common Stock (or shares of common stock of the Surviving Corporation) by Parent or Sub or seeking to obtain from the Company, Parent or Sub any damages that are material in relation to the Company, (ii) seeking to prohibit or materially limit the ownership or operation by the Company, Parent or any of their respective Subsidiaries of any portion of any business or of any assets of the Company, Parent or any of their respective Subsidiaries, or to compel the Company, Parent or any of their respective Subsidiaries to divest or hold separate any portion of any business or of any assets of the Company, Parent or any of their respective Subsidiaries, as a result of the Merger, or
(iii) seeking to prohibit Parent or any of its Subsidiaries from effectively controlling in any material respect the business or operations of the Company or any of its Subsidiaries.

            (d) RESTRAINTS. No Restraint that could reasonably be expected to result, directly or indirectly, in any of the effects referred to in clauses (i) through (iii) of paragraph (c) of this Section 6.02 shall be in effect.

            (e) FAIRNESS OPINION. Parent shall have received an executed copy of the opinion of SunTrust Robinson Humphrey referred to in Section 3.01(x).

            (f) [Reserved]

            (g) RELATED PARTY TRANSACTIONS. All Contracts between the Company and any Related Party listed on Section 6.02(g) of the Company Disclosure Schedule shall have been cancelled or terminated, and the Company shall have no further liability or obligation with respect to any such Contract.

            (h) NO MATERIAL ADVERSE CHANGE. Except as disclosed in the Company Disclosure Schedule, no Material Adverse Effect shall have occurred since the date of this Agreement.

            (i) AUDITED FINANCIAL STATEMENTS. The Company shall have delivered to Parent audited financial statements, including an unqualified opinion of the Company's independent auditors as to its financial statements. For purposes of clarification, such auditor's report need not address (or need not be unqualified with respect to) the Company's internal controls.

            (j) INTERNAL CONTROLS. The Company shall have provided a written representation to Parent setting forth any and all deficiencies, significant deficiencies, and/or material weaknesses noted in the Company's compliance efforts with Section 404 of the Sarbanes-Oxley Act of 2002, as amended to date, and a separate written description of remediation and/or proposed remediation plans for such deficiencies, significant deficiencies, and/or material weaknesses, which remediation or proposed remediation plan with respect to any identified material weakness would not reasonably be expected to prevent a Material Adverse Effect.

            (k) CONSENTS. The Company will obtain (i) the consents set forth on
Schedule 6.02(k)(1) of the Company Disclosure Schedule in a form substantially similar to the attached, and (ii) the certificates from the Persons set forth on Schedule 6.02(k)(2) in a form substantially similar to the attached.

      SECTION 6.03 CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger is further subject to the satisfaction or (to the extent permitted by law) waiver on or prior to the Closing Date of the following conditions:

            (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Sub contained in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Parent and Sub contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date. The Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

            (b) PERFORMANCE OF OBLIGATIONS OF PARENT AND SUB. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

      SECTION 6.04 FRUSTRATION OF CLOSING CONDITIONS. None of the Company, Parent or Sub may rely on the failure of any condition set forth in Section 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party's failure to act in good faith or to use its commercially reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 5.03.

                                   ARTICLE 7

                        TERMINATION, AMENDMENT AND WAIVER

      SECTION 7.01 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Shareholder
Approval:

            (a) by mutual written consent of Parent, Sub and the Company;

            (b) by either Parent or the Company:

                  (i) if the Merger shall not have been consummated on or before December 31, 2005 (the "Outside Date"); provided, however, that the right to terminate this Agreement under this Section 7.01(b)(i) shall not be available to any party whose breach of a representation or warranty in this Agreement or whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to be consummated on or before such date;

                  (ii) if any Restraint having any of the effects set forth in
Section 6.01(c) shall be in effect and shall have become final and nonappealable; provided, however, that, if such Restraint relates to any antitrust or unfair competition law, rule or regulation, Parent may only terminate this Agreement under this Section 7.01(b)(ii) if Parent is in compliance with its obligations under Section 5.03; or

                  (iii) if the Shareholder Approval shall not have been obtained at the Shareholders' Meeting duly convened therefor or at any adjournment or postponement thereof;

            (c) by Parent (i) if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.02(a) or 6.02(b) and (B) is incapable of being cured, or is not cured, by the Company by the Outside Date (provided that neither Parent nor Subsidiary is in material breach of any representation, warranty, covenant or agreement set forth in this agreement) or
(ii) if any Restraint having the effects referred to in clauses (i) through
(iii) of Section 6.02(c) shall be in effect and shall have become final and nonappealable; provided, however, that, if such Restraint relates to any antitrust or unfair competition law, rule or regulation, Parent may only terminate this Agreement under this Section 7.01(c)(ii) if Parent is in compliance with its obligations under Section 5.03;

            (d) by the Company, if Parent or Sub shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.03(a) or 6.03(b) and (B) is incapable of being cured by Parent or Sub (as applicable), or is not cured, by the Outside Date (provided that the Company is not then in material breach of any representation, warranty, covenant or agreement set forth in this Agreement;

            (e) by Parent, in the event that (i) a Company Adverse Recommendation Change shall have occurred, (ii) the Board of Directors of the Company fails publicly to reaffirm its recommendation of this Agreement, the Merger or the other transactions contemplated by this Agreement within five business days of receipt of a written request by Parent to provide such reaffirmation following the receipt by the Company of a Takeover Proposal, or
(iii) if the Company gives Parent the notification referred to in Section 7.05(b)(iii);

            (f) by the Company prior to receipt of the Shareholder Approval in accordance with Section 7.05(b); provided, however, that the Company shall have complied with all provisions thereof, including the notice provisions therein;

            (g) by Parent, if Parent is entitled to terminate pursuant to
Section 5.03;

            (h) by Parent, if the Company shall have not satisfied the conditions set forth in Section 6.02(i) or Section 6.02(j) by the Outside Date; or

            (i) by Parent, if the aggregate of all of the amounts required to obtain the consents and certificates set forth in Section 6.02(k) exceed, in the aggregate, $1,000,000; provided that expenses, settlement amounts, or damages, in each case, arising out of litigation relating to this transaction shall be excluded; provided, further, that nothing herein shall affect the separate conditions set forth in Section 6.01(c) or Section 6.02(c).

      SECTION 7.02 EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the provisions of Section 3.01(w), the penultimate sentence of Section 5.02, Section 5.06, this Section 7.02 and Article 8, which provisions shall survive such termination, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

      SECTION 7.03 AMENDMENT. This Agreement may be amended by the parties hereto at any time before or after receipt of the Shareholder Approval; provided, however, that after such approval has been obtained, there shall be made no amendment that by law requires further approval by the shareholders of the Company or the approval of the shareholders of Parent without such approval having been obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      SECTION 7.04 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) to the extent permitted by law, waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) subject to the proviso to the first sentence of Section 7.03 and to the extent permitted by law, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

      SECTION 7.05 PROCEDURE FOR TERMINATION OR AMENDMENT.

            (a) A termination of this Agreement pursuant to Section 7.01 or an amendment of this Agreement pursuant to Section 7.03 shall, in order to be effective, require, in the case of Parent or the Company, action by its Board of Managers or Board of Directors or, with respect to any amendment of this Agreement pursuant to Section 7.03, the duly authorized committee of its Board of Managers or Board of Directors to the extent permitted by law.

            (b) The Company may terminate this Agreement pursuant to Section 7.01(f) only if (i) the Board of Directors of the Company has received an unsolicited, bona fide, written Takeover Proposal which constitutes a Superior Proposal, (ii) in light of such Superior Proposal a majority of the disinterested directors of the Company shall have determined in good faith, after consultation with outside counsel, that the failure to withdraw or modify its recommendation of the Merger and this Agreement would violate the Board of Director's fiduciary duties to the Company's stockholders under applicable law,
(iii) the Company has notified Parent in writing of the determinations described in clause (ii) above, (iv) at least five business days following receipt by Parent of the notice referred to in clause (iii) above, and taking into account any revised proposal made by Parent since receipt of the notice referred to in clause (iii) above, such Superior Proposal remains a Superior Proposal and a majority of the disinterested directors of the Company has again made the determinations referred to in clause (ii) above, (v) the Company is in compliance, in all material respects, with Section 4.02, (vi) the

Company has previously paid the fee and reimbursement, as applicable, due under
Section 5.06(a) and Section 5.06(b), (vii) the Board of Directors of the Company concurrently approves, and the Company concurrently enters into, a definitive agreement providing for the implementation of such Superior Proposal and (viii) Parent is not at such time entitled to terminate this Agreement pursuant to
Section 7.01(c) (assuming for purposes of this clause (viii) that the Outside Date is the date of termination of this Agreement by the Company, except where the applicable breach or failure to perform is not willful and material and is capable of being cured prior to the Outside Date).

                                   ARTICLE 8

                               GENERAL PROVISIONS

      SECTION 8.01 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

      SECTION 8.02 NOTICES. Except for notices that are specifically required by the terms of this Agreement to be delivered orally, all notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            if to Parent or Sub, to:

            c/o International Speedway Corporation
            1801 W International Speedway Blvd.
            Daytona Beach, FL 32114-1243
            Telecopy No. (386) 947-6884
            Attention: Glenn Padgett, Esquire

            and

            c/o Speedway Motorsports, Inc.
            5555 Concord Parkway South,
            Concord, NC 28027
            Attention: Laurie Wilks, Esquire

            with a copy to:

            Three Wachovia Center
            401 South Tryon Street
            Suite 3000
            Charlotte, NC 28202
            Telecopy No. (704) 335-9677

            Attention: Fred T. Lowrance, Esquire

            with a copy to:

            Baker Botts L.L.P.
            The Warner
            1299 Pennsylvania Ave., NW
            Washington, DC 20004-2400
            Telecopy No.: (202) 639-7890
            Attention: Michael A. Gold, Esq.

            if to the Company, to:

            Action Performance Companies, Inc.
            1480 South Hohokam Drive
            Tempe, Arizona 85281
            Attention: Kory Klecker

            with a copy to:

            Snell & Wilmer L.L.P.
            One Arizona Center
            Phoenix, AZ  85004
            Telecopy No.: 602-382-6070
            Attention: Steven D. Pidgeon, Esq.

      SECTION 8.03 DEFINITIONS. For purposes of this Agreement:

            (a) an "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person; provided, that the National Association for Stock Car Auto Racing, Inc. and its Affiliates shall not be deemed to be Affiliates of Parent for any purpose hereunder;

            (b) "Knowledge" of any person that is not an individual means, with respect to any matter in question, the knowledge of such person's executive officers and other officers, executives and managers having primary responsibility for such matter, in each case after due inquiry;

            (c) "Material Adverse Effect" means any (i) event, (ii) occurrence,
(iii) state of facts or (iv) development or developments which individually or in the aggregate would reasonably be expected to result in any change or effect, that (A) is materially adverse to the business, properties, assets (including license agreements), liabilities (contingent or otherwise), financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or (B) would reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation by the Company of the Merger or the other transactions contemplated by this Agreement; provided, however, that a Material Adverse Effect with respect to the Company shall not include any event, occurrence, state of facts or development arising out of or relating to (1) general economic conditions in the United States of America, (2) conditions generally affecting industries in which any of the Company or its Subsidiaries operates (except, in the case of clauses (1) and (2) above, if the event, change, effect, development, condition or occurrence disproportionately impacts the business, assets or financial condition of the Company and its Subsidiaries, taken as a whole), (3) the public announcement of this Agreement or the consummation of the transactions contemplated hereby (including, without limitation, any loss of customers, employees, suppliers, licensees or distributors of the Company or any Subsidiary as a result thereof, or changes arising out of, or attributable to, any such loss) or (4) conditions specifically identified in the Filed Company SEC Documents the effect of which is reasonably determinable from the information contained therein; and provided, further, that (x) any change in the Company's stock price or trading volume or
(y) any failure, in and of itself, of the Company to meet its internal financial projections or published analysts' forecasts relating to it, or any other amount of revenues or earnings of the Company shall each not, individually or collectively, be deemed to constitute a Material Adverse Effect (it being understood that the circumstances giving rise to any such failure may constitute a Material Adverse Effect); provided, further, that for purposes of analyzing whether any event, occurrence, state of facts or development constitutes a "Material Adverse Effect" under this definition, the parties agree that (x) Parent will be deemed to have no knowledge of any state of facts, effect, condition, development, event or occurrence that is not (A) disclosed in Section 3.01(j) of the Company Disclosure Schedule or (B) specifically identified in the Filed Company SEC Documents the effect of which is reasonably determinable from the information contained therein, (y) the analysis of materiality shall not be limited to either a long-term or a short-term perspective, and (z) each of the terms contained in clauses (i) through (iv) above are intended to be separate and distinct;

            (d) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity; and

            (e) a "Subsidiary" of any person means another person, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

      SECTION 8.04 INTERPRETATION. When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to "this Agreement" shall include the Company

Disclosure Schedule and the Parent Disclosure Schedule. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

      SECTION 8.05 CONSENTS AND APPROVALS. For any matter under this Agreement requiring the consent or approval of any party to be valid and binding on the parties hereto, such consent or approval must be in writing.

      SECTION 8.06 COUNTERPARTS. This Agreement may be executed in one or more counterparts (including by facsimile), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

      SECTION 8.07 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement, the Shareholder Agreement and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, the Shareholder Agreement and the Confidentiality Agreement and (b) except for the provisions of Article 2 upon, but not before, the completion of the Merger, and Section 5.05, are not intended to confer upon any person other than the parties any legal or equitable rights or remedies.

      SECTION 8.08 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Arizona, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

      SECTION 8.09 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, and any assignment without such consent shall be null and void, except that either of Parent or Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to an Affiliate it directly or indirectly wholly owns or by which it is directly or indirectly wholly owned, but no such assignment shall relieve Parent or Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

      SECTION 8.10 SPECIFIC ENFORCEMENT; CONSENT TO JURISDICTION. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Arizona or in any state court in the State of Arizona, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Arizona or of any state court located in the State of Arizona in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a Federal court located in the State of Arizona or a state court located in the State of Arizona.

      SECTION 8.11 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

      SECTION 8.12 GUARANTY.

            (a) Each Guarantor hereby unconditionally and irrevocably guarantees severally, but not jointly, to the Company the due and punctual performance of each of the obligations and the undertakings of Parent and Sub under this Agreement when and to the extent the same are required to be performed and subject to all of the terms and conditions hereof; provided, however, that each Guarantor's liability under this Agreement shall be limited to the portion of such liability equal to its pro rata percentage ownership of Parent as listed on
Section 8.12 of the Parent Disclosure Schedule; and provided, further that no Guarantor shall have any liability whatsoever under this guaranty after the Closing, whether based upon events occurring prior to or after the Closing. If Parent or Sub shall fail to perform fully and punctually any obligation or undertaking of Parent or Sub under this Agreement when and to the extent the same is required to be performed, subject to the first sentence of this Section 8.12(a), each Guarantor will, upon written demand from the Company, forthwith perform or cause to be performed such obligation or undertaking, as the case may be. The obligations of each Guarantor under this guaranty shall constitute an absolute and unconditional present and continuing guarantee of performance to the extent provided herein, and shall not be contingent upon any attempt by the Company to enforce performance by Parent or Sub.

            (b) Subject to 8.12(a), the obligations of each Guarantor under this guaranty are absolute and unconditional, are not subject to any counterclaim, set off, deduction, abatement or defense based upon any claim a Guarantor may have against the Company (except for any defense Parent or Sub may have against the Company under the terms of this Agreement), and shall remain in full force and effect without regard to (i) any agreement or modification to any of the terms of this Agreement or any other agreement which may hereafter be made relating thereto; (ii) any exercise, non-exercise, or waiver by the Company of any right, power, privilege or remedy under or in respect of this Agreement; (iii) any insolvency, bankruptcy, dissolution, liquidation, reorganization or the like of Parent or Sub at or prior to the Closing; (iv) absence of any notice to, or knowledge by, a Guarantor of the existence or occurrence of any of the matters or events set forth in the foregoing clauses (i) through (iii); (v) any transfer of shares of capital stock of Parent or Sub, or any assignment by Parent or Sub of its rights and obligations under this Agreement, to a wholly-owned subsidiary of Parent or Sub or a Guarantor; or (vi) any other circumstance, whether similar or dissimilar to the foregoing.

            (c) Each Guarantor unconditionally waives (i) any and all notice of default, non-performance or non-payment by Parent or Sub under this Agreement, and (ii) all notices which may be required by statute, rule of law or otherwise to preserve intact any rights of the Company against a Guarantor, including, without limitation, any demand, presentment or protest, or proof of notice of non-payment under this Agreement.

            IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers hereunto duly authorized, all as of the date first written above.

                                            SMISC, LLC

                                            /s/ Marcus G. Smith
                                            _________________________________
                                            By: Marcus G. Smith
                                            Title: Vice President

                                            MOTORSPORTS AUTHENTICS, INC.

                                            /s/ Glenn R. Padgett
                                            _________________________________
                                            By: Glenn R. Padgett
                                            Title: Authorized Officer

                                            ACTION PERFORMANCE COMPANIES, INC.

                                            /s/ Fred Wagenhals
                                            _________________________________
                                            By: Fred Wagenhals
                                            Title: Chief Executive Officer

                [Signature Page to Agreement and Plan of Merger]

                                            Guarantors:

                                            SPEEDWAY MOTORSPORTS, INC.

                                            /s/ Marcus G. Smith
                                            _________________________________
                                            By: Marcus G. Smith
                                            Title: Executive Vice President,
                                                   National Sales & Marketing

                                            INTERNATIONAL SPEEDWAY CORPORATION

                                            /s/ Glenn R. Padgett
                                            _________________________________
                                            By: Glenn R. Padgett
                                            Title: Vice President and Chief
                                                   Counsel Operations

                [Signature Page to Agreement and Plan of Merger]

                                     ANNEX I
                             TO THE MERGER AGREEMENT

                             INDEX OF DEFINED TERMS

2005 Bonus Plan.........................................        Section 5.10(d)
Acquisition Agreement...................................        Section 4.02(c)
Actions.................................................        Section 4.01(d)
Affiliate...............................................        Section 8.03(a)
Agreement...............................................               Preamble
Arizona Code............................................           Section 1.01
Articles of Merger......................................           Section 1.03
Certificate.............................................        Section 2.01(c)
Closing.................................................           Section 1.02
Closing Date............................................           Section 1.02
Code....................................................        Section 2.02(h)
Commonly Controlled Entity..............................        Section 3.01(o)
Company.................................................               Preamble
Company Adverse Recommendation Change...................        Section 4.02(c)
Company Benefit Agreements .............................        Section 3.01(j)
Company Benefit Plans...................................        Section 3.01(o)
Company Bylaws..........................................        Section 3.01(a)
Company Charter.........................................        Section 1.05(a)
Company Common Stock....................................               Preamble
Company Consolidated Group..............................        Section 3.01(r)
Company Disclosure Schedule.............................           Section 3.01
Company Expense Reimbursement ..........................        Section 5.06(a)
Company Pension Plan ...................................        Section 3.01(p)
Company Preferred Stock.................................        Section 3.01(c)
Company SEC Documents...................................        Section 3.01(g)
Company Stock-Based Awards..............................        Section 3.01(c)
Company Stock Options...................................        Section 3.01(c)
Company Stock Plans.....................................        Section 3.01(c)
Confidentiality Agreement ..............................           Section 5.02
Contract................................................        Section 3.01(e)
Effective Time..........................................           Section 1.03
Environmental Laws......................................        Section 3.01(n)
ERISA...................................................        Section 3.01(m)
Exchange Act............................................        Section 3.01(f)
Exchange Fund...........................................        Section 2.02(a)
Filed Company SEC Documents.............................        Section 3.01(h)
GAAP....................................................        Section 3.01(g)
Governmental Entity.....................................        Section 3.01(f)
Hazardous Materials.....................................        Section 3.01(n)

HSR Act.................................................        Section 3.01(f)
HSR Filing..............................................           Section 5.03
Intellectual Property Rights ...........................        Section 3.01(t)
IRS.....................................................        Section 3.01(p)
Knowledge...............................................        Section 8.03(b)
Legal Provisions........................................        Section 3.01(m)
Liens...................................................        Section 3.01(b)
Material Adverse Effect.................................        Section 8.03(c)
Maximum Premium.........................................        Section 5.05(c)
Merger..................................................               Preamble
Merger Consideration....................................        Section 2.01(c)
Moody's ................................................      Section 3.2.02(f)
New Plans ..............................................        Section 5.10(b)
Old Plans...............................................        Section 5.10(b)
Option and Warrant Consideration........................        Section 2.01(d)
Outside Date ...........................................        Section 7.01(b)
Parachute Gross Up Payment..............................        Section 3.01(q)
Parent..................................................               Preamble
Parent Disclosure Schedule..............................           Section 3.02
Parent Expense Reimbursement............................        Section 5.06(a)
Paying Agent............................................        Section 2.02(a)
Permits.................................................        Section 3.01(m)
person..................................................        Section 8.03(d)
Post-Signing Returns....................................        Section 4.01(d)
Primary Company Executives..............................        Section 3.01(q)
Principal Shareholders..................................               Preamble
Proxy Statement.........................................        Section 3.01(f)
Related Party...........................................        Section 3.01(g)
Related Party Transaction...............................        Section 3.01(g)
Release.................................................        Section 3.01(n)
Representatives.........................................        Section 4.02(a)
Restraints..............................................        Section 6.01(c)
S&P ....................................................        Section 2.02(f)
SEC.....................................................        Section 3.01(f)
Securities Act..........................................        Section 3.01(g)
Shareholder Agreement...................................               Preamble
Shareholder Approval....................................        Section 3.01(u)
Shareholders' Meeting...................................        Section 5.01(b)
Sub.....................................................               Preamble
Subsidiary .............................................        Section 8.03(e)
Superior Proposal.......................................        Section 4.02(b)
Surviving Corporation...................................           Section 1.01
Takeover Proposal.......................................        Section 4.02(b)
tax returns.............................................        Section 3.01(r)
taxes...................................................        Section 3.01(r)
taxing authority........................................        Section 3.01(r)

Termination Fee.........................................        Section 5.06(b)
Treasury Regulations....................................        Section 3.01(r)
Warrants................................................        Section 3.01(c)

                                    EXHIBIT A
                             TO THE MERGER AGREEMENT

                            ARTICLES OF INCORPORATION
                          OF THE SURVIVING CORPORATION

      FIRST: The name of the corporation (hereinafter called the "Corporation") is Motorsports Authentics, Inc.

      SECOND: The name and address of the statutory agent of the Corporation is Corporation Trust Company, [Address]. This address will also be the corporation's known place of business.

      THIRD: The character of business that the Corporation initially intends to conduct in the State of Arizona is manufacturing, licensing and selling motorsports and other collectibles and consumer items, and all manner of activity related thereto.

      FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value $.01 per share.

      FIFTH: To the fullest extent permitted by the Arizona Business Corporation Act as it now exists and as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for any action taken or any failure to take any action as a director,; provided, however, that nothing contained in this Article FIFTH shall eliminate or limit the liability of a director or officer for (a) the amount of a financial benefit received by a director to which the director is not entitled, (b) an intentional infliction of harm on the corporation or the shareholders, (c) a violation of section A.R.S. Section 10-833, or (d) an intentional violation of criminal law. No amendment to or repeal of this Article FIFTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

      SIXTH: The Corporation shall, to the fullest extent permitted by A.R.S. Sections 10-850 through 10-858, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Sections from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Sections. Such indemnification shall be mandatory and not discretionary. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. Any repeal or modification of this Article SIXTH shall not adversely affect any right to indemnification of any persons existing at the time of such repeal or modification with respect to any matter occurring prior to such repeal or modification.

      SEVENTH: Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

      EIGHTH: The initial board of directors shall consist of four members. The names and addresses of the persons who are to serve as the members of the board of directors until their successors are elected and qualify are:

      Lesa France Kennedy
      c/o International Speedway Corporation
      1801 W. International Speedway Blvd.
      Daytona Beach, FL 32114

      John R. Saunders
      c/o International Speedway Corporation
      1801 W. International Speedway Blvd.
      Daytona Beach, FL 32114

      Mark M. Gambill
      c/o Speedway Motorsports, Inc.
      5555 Concord Parkway South
      Concord, NC  28027

      Marcus Smith
      c/o Speedway Motorsports, Inc.
      5555 Concord Parkway South
      Concord, NC  28027

      NINTH:  The name and address of the incorporator is:

      Name:  _______________________________________  Address: ___________

      All powers, duties and responsibilities of the incorporator shall cease at the time of delivery of these Articles of Incorporation to the Arizona Corporation Commission.

      EXECUTED this 28th day of August 2005 by

                                                             ___________________
                                                       Name: ___________________

                                       2